                                                                       EXHIBIT 1

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                             SUBSCRIPTION AGREEMENT


                                    BETWEEN


                         THE KAFUS CAPITAL CORPORATION


                                      AND


                     ENRON CAPITAL & TRADE RESOURCES CORP.



                                 JULY 16, 1997

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

                               TABLE OF CONTENTS


                                                           Page
                                                           ----

1.0  Definitions                                             1
     1.1 Gender, etc                                         4
     1.2 Currency                                            4
     1.3 Headings                                            4
     1.4 Business Day                                        5
2.0  Issuance of Securities                                  5
3.0  Closing                                                 5
4.0  Representations and Warranties of the Company           5
5.0  Representations and Warranties of Purchaser            11
6.0  Covenants of the Company                               14
7.0  Conditions of Purchaser's Obligations at Closing       18
8.0  Conditions of the Company's Obligations at Closing     20
9.0  Miscellaneous                                          21

Exhibits
--------
       Exhibit A   --   Form of Additional Warrant
       Exhibit B   --   Articles of Amendment
       Exhibit C   --   [Reserved]
       Exhibit D   --   Form of Fee Letter
       Exhibit E   --   Registration Rights Agreement
       Exhibit F   --   Form of Warrant
       Exhibit G   --   Risk Disclosure Statement
       Exhibit H   --   Form of Opinion of Canadian Counsel

       Exhibit I   --   Form of Opinion of U.S. Counsel for the Company
       Exhibit J   --   [Reserved]
       Exhibit K   --   Form of Shareholder Agreement
       Exhibit L   --   Letter Regarding Company Option to Purchase Certain
                        Preference Shares

Schedules
---------

       Schedule 4(e)  Subsidiaries
       Schedule 4(f)  Litigation

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES TO WHICH THIS SUBSCRIPTION RELATES ARE NOT QUALIFIED FOR SALE IN ONTARIO OR CANADA AND MAY NOT BE OFFERED OR SOLD DIRECTLY IN ONTARIO OR CANADA.


                             SUBSCRIPTION AGREEMENT
                             ----------------------

          This Subscription Agreement (the "Agreement") is made as of this 16th day of July 1997, by and between The Kafus Capital Corporation, a British Columbia corporation (the "Company") and Enron Capital & Trade Resources Corp., a Delaware corporation ("the Purchaser").

                                    RECITALS

          The Company desires to raise $21,000,000 in additional capital through the sale of the Securities (as defined below), and the Purchaser desires to purchase from the Company the Securities. The purpose of this Agreement is to specify the terms and conditions upon which the purchase and sale of the Securities will be effected.

     1.0 Definitions. The following capitalized terms have the meanings set forth below:

          "AAA" has the meaning specified therefor in Section 9.0 of this Agreement.

          "Act" means the Securities Act of 1933, as amended.

          "Additional Warrant" means the Warrant to purchase 500,000 shares of Common Stock to be issued by the Company to the Purchaser at the Closing, which shall be in the form attached hereto as Exhibit A.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Tax Law" shall have the meaning specified therefor in
Section 4(i) of this Agreement.

          "Articles of Amendment" means the Articles of the Amendment to the Articles of Incorporation of the Company, setting forth the rights and preferences of the Preference Shares, the form of which is annexed hereto as Exhibit B.

          "Bonds" means the California Pollution Control Financing Authority Solid Waste Disposal Revenue Bonds (CanFibre Riverside Project) Tax-Exempt Series 1997, and the California Pollution Control Financing Authority Solid Waste Disposal Revenue Bonds (CanFibre Riverside Project) Taxable Convertible Series 1997B.

          "Business Day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the City of Toronto, Ontario.

          "CanFibre Group" means CanFibre Group Ltd., an Ontario corporation.

          "Closing" has the meaning specified therefor in Section 3.0 of this Agreement.

          "Closing Date" means the date on which the Securities are purchased and sold, which shall be a date mutually agreed to by the parties, but no later than July 17, 1997.

          "Common Stock" means the Company's common stock, without par value.

          "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series I Preference Shares.

          "ERISA" means the Employee Retirement and Income Security Act of 1974, as amended.

          "Exchange Act" has the meaning specified therefor in Section 4(g) of this Agreement.

          "Fee Letter" means the letter agreement to be executed by CanFibre Group and the Purchaser in the Form of Exhibit D attached hereto.

          "Liens" has the meaning specified therefor in Section 4(d) of this Agreement.

          "Makewhole Amount" means an amount equal to the product of (a) 3,000,000 and (b) the difference between (i) $2.00 and (ii) 75% of the trade weighted average share price of the Common Stock during the 30 day period immediately preceding the Makewhole Date, in each case adjusted for any stock split, reverse stock split, recapitalization or similar event.

          "Makewhole Date" means October 15, 1997.

          "Material Adverse Event" means an occurrence having a consequence that is materially adverse to the business, assets, operations, financial condition or prospects of the Company or any of its Subsidiaries.

          "Person" means any individual, trust, corporation, partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

          "Preference Shares" means the Company's Series I 10% Convertible Redeemable Preference Shares having the rights and preferences set forth in the Articles of Amendment.

          "Registration Rights Agreement" means the Registration Rights Agreement to be executed by the Company and the Purchaser in the form of Exhibit E attached hereto, setting forth the Company's commitment to register the Shares, Conversion Shares and Warrant Shares (as defined below) for resale under the Act.

          "Rules" has the meaning specified therefor in Section 9.0 of this Agreement.

          "SEC" has the meaning specified therefor in Section 4(g) of this Agreement.

          "SEC Documents" has the meaning specified therefor in Section 4(g) of this Agreement.

          "Securities" means the Shares, the Preference Shares, the Warrant and the Additional Warrant.

          "Shares" means the 3,000,000 shares of Common Stock (plus shares of Common Stock issuable pursuant to Section 6.0(j) of this Agreement) to be purchased by the Purchaser at the Closing.

          "Subsidiary" of any Person means any corporation, partnership or other entity of which, at the time of determination, such Person, directly and/or indirectly through one or more other Persons, owns beneficially (as defined in Rule 13d-3) more than 50% of the voting interests.

          "Transferred" has the meaning specified therefor in Section 5(d) of this Agreement.

          "Warrant" means the warrant to purchase 1,000,000 shares of Common Stock, which shall be in the form attached hereto as Exhibit F.

          "Warrant Shares" means the shares of Common Stock issuable on exercise of the Warrants and the Additional Warrants.

     1.1 Gender, etc. Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

     1.2 Currency. All monetary amounts referred to herein shall be in lawful money of the United States.

     1.3 Headings. The division of this Agreement into sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

     1.4 Business Day. In the event that any date upon which any action is required to be taken by the Company or any other Person hereunder is not a Business Day, then action shall be required to be taken on or by the next succeeding day which is a Business Day.

     2.0 Issuance of Securities. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchaser, and the Purchaser agrees that it will purchase from the Company on the Closing Date, the Securities, at a total purchase price equal to $21,000,000.

     3.0   Closing.    The closing of the purchase and sale of Securities (the
"Closing") shall occur on the Closing Date at 10:00 a.m., New York time at the offices of Paul, Hastings, Janofsky & Walker, LLP, 399 Park Avenue, New York, New York 10022, or at such other location as the parties hereto may agree. At Closing, (a) the Company shall deliver to the Purchaser certificates representing (i) the Shares, (ii) the Preference Shares, (iii) the Warrant, and
(iv) the Additional Warrant, all registered in such name or names as each Purchaser may designate by notice to the Company, and the Purchaser shall pay to the Company the amount of $21,000,000 in immediately available funds. At the Closing, the Company and the Purchaser also shall enter into the Registration Rights Agreement and the Fee Letter.

     4.0 Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Purchaser that the following representations and warranties are true and correct on the date hereof and covenants that such representations and warranties shall be true and correct on the Closing Date as though such Closing Date were substituted for the date hereof throughout such representations and warranties.

           (a) Corporate Organization and Authority. The Company (i) is a corporation duly incorporated and in good standing under the laws of British Columbia and is authorized to exercise its corporate powers in such province;
(ii) has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as is currently proposed to be conducted; and (iii) has been duly qualified and is in good standing to do business as a foreign corporation in each jurisdiction where the nature of its business and assets requires such qualification, except for those jurisdictions where the failure to qualify would not result in a Material Adverse Event.

           (b) Authorization. The Company has and will have at Closing all requisite corporate power to execute and deliver this Agreement and the Registration Rights Agreement and to sell and issue the Securities and to perform its obligations hereunder and thereunder. All corporate and shareholder action necessary for the authorization, execution and delivery by the Company of this Agreement, the Fee Letter, the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder, and for the authorization, sale, issuance and delivery of the Securities has been taken or will be taken prior to Closing. This Agreement, the Registration Rights Agreement, the Fee Letter, the Warrants and the Additional Warrants each constitute (or upon execution, will constitute) a legally binding and valid obligation of the Company enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

          (c) Capitalization.  The authorized capital stock Company consists of
(i) 50,000,000 Preference Shares, without par value, 15,000 of which have been designated as Series I Preference Shares, none of which are issued or outstanding; and (ii) 100,000,000 shares of Common Stock, without par value of which 17,897,950 shares are validly issued (including, without limitation, issued in compliance with all applicable federal and provincial securities laws) and outstanding, fully paid and non-assessable. Except as described in the Company's 1996 Form 20-F and other than the Securities, outstanding warrants to purchase 2,143,399 shares; options to purchase a total of 4,987,146 shares of Common Stock granted to 40 employees pursuant to benefit plans adopted by the Company; the right of Purchaser to acquire common shares of the Company pursuant to an Income Participation Certificate Purchase Agreement dated for reference June 1, 1997, between the Company and Purchaser; the right of Purchaser to acquire common shares of the Company pursuant to a Deferred Payment Purchase Agreement dated for reference June 1, 1997, between the Company and Purchaser; and the Company's right to purchase 5,000 Preference Shares pursuant to the letter agreement to be signed at Closing set forth on Exhibit L, there are no outstanding rights of first refusal, preemptive rights or other rights, warrants, options, conversion privileges, subscriptions, contracts or other rights or agreements, obligating the Company either directly or indirectly, to issue, sell, purchase or redeem any equity securities of the Company or any Subsidiary.

          (d) Validity of Securities. The Shares, Preference Shares, Conversion Shares, Warrants and Warrant Shares: (i) will be upon issuance, free and clear of any security interests, liens, claims or other encumbrances (collectively, "Liens") created by the Company or, to the Company's knowledge, any other Person; (ii) have been duly and validly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable; (iii) will not have been issued or sold in violation of any preemptive or similar rights; and (iv) will not subject the holder thereof to personal liability by reason of being such holders.

          (e) Subsidiaries. Schedule 4(e) to this Agreement sets forth a true and correct list of all Subsidiaries of the Company, their jurisdiction of incorporation, and the ownership by the Company and its Subsidiaries of the equity interests of each Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and such shares were not issued in violation of any preemptive or similar right and, except as set forth on Schedule 4(e), are owned by the Company or one of its Subsidiaries, free and clear of any Liens. Except as set forth on Schedule 4(e) and the 1996 Form 20-F, there are no outstanding warrants, options or other rights to purchase or acquire any shares of capital stock of any Subsidiary of the Company, nor any outstanding securities convertible into such shares or any outstanding warrants, options or other rights to acquire any such convertible securities. Except as set forth on Schedule 4(e), the Company has no Subsidiaries. The Company or its wholly-owned Subsidiaries own (i) 2,418,479 shares (33.2% of the outstanding common shares) of CanFibre Group and (ii) preference shares of CanFibre entitling the Company to acquire, without payout of additional consideration, 29,685,491 additional common shares. On conversion of the CanFibre preference shares owned by the

Company and its wholly owned Subsidiaries into common shares of CanFibre Group, the Company and its wholly-owned Subsidiaries will own at least 83.0% of the outstanding common shares (representing 83.0% of the total voting power) of CanFibre Group.

          (f) Litigation. Except as set forth on Schedule 4(f) attached hereto, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, having jurisdiction over the Company or any of its Subsidiaries, or before any arbitrator or mediator, that if adversely determined, would result in a Material Adverse Event or that relates to or could materially affect the performance by the Company of its obligations under this Agreement, the Fee Letter, the Registration Rights Agreement or the Securities.

          (g) SEC Documents, Financial Statements. Since January 1, 1996, except for failure to timely file a Form 6-K, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "SEC Documents") including its Annual Report on Form 20-F for the year ended August 31, 1995 as amended (the "1995 Form 20-F") and its Annual Report on Form 20-F for the year ended September 30, 1996 (the "1996 Form 20-F")(all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Purchasers true and complete copies of all SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents, other than exhibits incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make to statements therein, in light of the circumstances under which they were made, not misleading. The

Company, any Person authorized to represent the Company, and, to the best knowledge of the Company, any other Person selling or offering to sell the Securities in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the Securities which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. The Company is not in possession of any material non-public information that if disclosed would, or could reasonably be expected to have, an effect on the price of the Securities. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved, except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the cash flows for the periods then ended (subject, in the case of unaudited statement to normal year-end audit adjustments, none of which will be material).

          (h) No Change in Condition. Since September 30, 1996, there has not been any change in the business, properties, prospects or financial condition of the Company or its Subsidiaries which would constitute or reasonably could be expected to result in a Material Adverse Event.

          (i) Taxes.

              (i) The Company and each of its Subsidiaries has filed all tax returns (provincial, federal, foreign, state and local) required to be filed by it on or before the date of this Agreement under the laws of all jurisdictions wherein the location of the assets of the Company and its Subsidiaries, the nature or transaction of their business or other requirements subject any of them to liability for taxes or other governmental charges ("Applicable Tax Laws"), and all taxes which are due and payable, all assessments received by the Company or any of its Subsidiaries and all other taxes and installments of taxes or other governmental charges (foreign, federal, state, provincial and local) due and payable by or with respect to the Company or any of its Subsidiaries under Applicable Tax Laws on or before the date hereof have been paid.

              (ii) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company or any of its Subsidiaries or their respective assets.

              (iii) To the Company's knowledge, there are no actions, suits, proceedings, investigations, audits or claims now pending against or related to the Company or any of its Subsidiaries or their assets regarding any tax or assessment, or any material matters under discussion with any taxing authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

          (j) Title to Assets. All of the assets owned by the Company and its Subsidiaries are free and clear of all Liens, conditional sale and other title retention agreements, assessments, covenants, restrictions, reservations and other burdens and charges of every kind, except as reflected in the SEC Documents and the financial statements included therein.

          (k) Compliance with Laws and Agreements. Neither the Company nor any Subsidiary is in violation of any material term or provision of its organizational documents or any material term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment or any decree, order, statute, rule or regulation the violation of which would, individually or in the aggregate, constitute a Material Adverse Event. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the Fee Letter and the issuance of the Shares, the Preference Shares, the Conversion Shares, the Warrants, the Additional Warrants and Warrant Shares will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provisions of the Company's organizational documents, or any indebtedness, mortgage, indenture, or contract, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or any provision of any judgment, decree, order, statute, rule or regulation to which the Company or any of its Subsidiaries is a party or by which any of them is bound.

          (l) Employee Benefit Plans. All employee welfare or benefit plans (including any stock option, stock purchase or ownership plan) with respect to which the Company or any Subsidiary is a sponsor are set forth in the SEC Documents.

          (m) Environmental Matters.   There has been no storage, disposal,
generation, manufacture, spill, discharge (or any threatened spill or discharge), refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or to the knowledge of the Company, by any other Person) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company or any of its Subsidiaries, in violation of any applicable law, ordinance, rule, regulations, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulations, order, judgment, decree or permit; the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, provincial, federal and foreign laws or regulations with respect to environmental protection.

          (n) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, provincial, state, or local government authority or any other Person is required in connection with the execution, delivery and performance by the Company of its obligations under this Agreement, except for filings pursuant Regulation D promulgated under the Act, Blue Sky filings, required filing with the Ontario Securities Commission, and any other filings that are or may be required by any such authority in connection with any of the matters contained in this Agreement and Registration Rights Agreement.

          (o) Private Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 5.0 hereof, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Act and have been registered or qualified (or are exempt from registration and qualification)under the registration, permit or qualification requirements of all applicable state securities laws.

          (p) Fees. Except for the Fee Letter, no fees or commissions are or will be payable by the Company or any of its Subsidiaries (or to its knowledge by any Affiliate of the Company) to advisors, consultants, brokers, finders, investment bankers or banks with respect to the issuance and sale of the Securities or the conversion or exercise thereof or the consummation of the transactions otherwise contemplated by this Agreement.

          (q) Risk Disclosure Statement. Some of the risks associated with the purchase and sale of the Securities herein are set forth in the Risk Disclosure Statement annexed hereto as Exhibit G.

     5.0 Representations and Warranties of Purchaser. As a material inducement to the Company to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, the Purchaser represents and warrants to the Company, that the following statements are true and correct as of the date hereof and covenants that such representations and warranties shall be true and correct as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties:

          (a) Organization; Authorization; Enforcement. (i) Purchaser is a corporation, duly organized and validly existing under the laws of the jurisdiction of its organization; (ii) Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof; (iii) the execution and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required in connection therewith; (iv) this Agreement has been duly authorized, executed and delivered by Purchaser; and (v) this Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) Accredited Purchaser Status. The Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501(a) under the Act and is acquiring the Securities for its own account and not with a view toward resale in violation of the Act. The Purchaser further has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period of time, and it is able to bear such risk for an indefinite period of time. The Purchaser further understands that there are significant risks associated with this investment, and has read and understands the risks set forth in the Risk Disclosure Statement annexed hereto as Exhibit G.

          (c) Investment Intent. The Purchaser is acquiring the Securities for its own account for investment purposes and not with a present view to, or for offer or sale in connection with, any distribution thereof in violation of the Act.

          (d) Restricted Securities. The Purchaser acknowledges that the Securities have not been registered under the Act or any other applicable securities laws, and, accordingly, except as contemplated by the Registration Rights Agreement, none of the Securities, the Conversion Shares and Warrant Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("Transferred") unless registered pursuant to, or in a transaction exempt from registration under the Act and any other applicable securities laws.

          (e) Legend.

                  (i) Purchaser acknowledges and agrees that each certificate evidencing the Shares, the Preference Shares, the Warrants and the Additional Warrants shall bear a restrictive legend as set forth below, until a registration statement covering the Conversion Shares and Warrant Shares required to be filed pursuant to the Registration Rights Agreement has been declared effective by the Securities Exchange Commission, or, until receipt by the Company of an opinion of counsel reasonably acceptable to the Company, to the effect that such legend is no longer required in order to comply with any provisions of the Act.

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

                  (ii) Additionally, Purchaser acknowledges and agrees that each certificate evidencing the Securities, and if applicable, the Conversion Shares and the Warrant Shares shall also bear the restrictive legend:

       THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN ONTARIO UNTIL [90 DAYS FROM CLOSING OR ISSUANCE] EXCEPT AS PERMITTED BY THE SECURITIES ACT (ONTARIO) AND THE RULES AND REGULATIONS MADE THEREUNDER.

          (f) The Purchaser is not a Person resident in Ontario or Canada and is not acquiring the securities offered hereby for the account or benefit of a person resident in Ontario or Canada.

          (g) The execution and delivery by the Purchaser of this Agreement and the transactions contemplated hereby do not violate any law applicable to, or the constituting documents of, the Purchaser or any agreement, written or oral, to which the Purchaser is a party or by which the Purchaser is or may be bound.

          (h) No offers to sell the Securities were made by any Person to the Purchaser while the Purchaser was in Ontario or Canada.

          (i) The Purchaser was outside of Ontario and Canada at the time of execution and delivery of this Agreement.

          (j) The Purchaser has obtained such professional advice and made such independent investigation of this investment in the Securities as it deems appropriate in reaching its decision to invest.

          (k) The Purchaser acknowledges that the Purchaser has had an opportunity to ask and have answered questions with respect to the Company and its Subsidiaries, and the private placement of securities contemplated by this Agreement.

     6.0 Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

          (a) Notification to Purchasers. The Company shall notify Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the Closing Date (i) any event shall have occurred as a result of which any communication made by the Company, any Person authorized to represent the Company, or, to the best knowledge of the Company, by any other Person in connection with the transactions contemplated by this Agreement would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there is any public disclosure of material information regarding the Company or its Subsidiaries or their financial condition or results of operation.

          (b) Financial Reports. Commencing with the end of the first fiscal quarter following the Closing Date, the Company shall deliver to each holder of Shares, Preference Shares, Warrants, or Additional Warrants:

              (i) Within sixty (60) days of the end of each fiscal quarter, an unaudited balance sheet and statement of operations for the Company and its Subsidiaries on a consolidated basis prepared in accordance with Canadian Generally Accepted Accounting Principles consistently applied;

              (ii) Within one hundred forty (140) of the end of each fiscal year audited financial statements consisting of a balance sheet and statement of operations and cash flows statement for the Company and its Subsidiaries on a consolidated basis prepared in accordance with Canadian Generally Accepted Accounting Principles consistently applied;

              (iii) copies of any management letters prepared by the Company's auditors and the Company's responses thereto promptly after their issuance; and

              (iv) notice of the occurrence of any Material Adverse Event, promptly after its occurrence; provided that with respect to items (b)(i) and (ii) timely provision of copies of all reports and financial statements filed with the SEC pursuant to with the Company's reporting requirements shall be deemed satisfactory delivery of the required financial statements.

          (c) Information for 10% Holders. So long as Purchaser owns beneficially in excess of 10% of the outstanding shares of Common Stock of the Company (determined in accordance with Rule 13d-3 under the Exchange Act), it shall be entitled to, subject to limitations imposed by applicable law, access to the books and records, facilities and management personnel of the Company and its Subsidiaries, in each case as may be reasonably requested by Purchaser from time to time, conditioned upon the Company's receipt of Purchaser's written agreement to retain any such information in strict confidence.

          (d) Reports Under Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees to: (i) make and keep public information available, as those terms are defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act, and (iii) furnish the Purchaser, so long as the Purchaser owns any Preference Shares, Warrants or Additional Warrants forthwith upon request: (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company; and (z) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          (e) Indemnification by the Company. The Company agrees and covenants to hold harmless and indemnify the Purchaser from and against any losses, claims, damages, liabilities and expenses (including costs of investigation and attorneys' fees) incurred by such Purchaser, arising from or related to any breach of any representation or warranty of the Company in this Agreement or any failure by the Company to perform any covenant of the Company set forth in this Agreement.

          (f) CanFibre Group, Ltd, To Become Subsidiary. Within 10 days after the Closing, the Company shall, and shall cause each of its Affiliates to, convert all shares of capital stock or other securities of CanFibre Group, which are convertible into common equity of CanFibre and which are held by the Company or any such Affiliate, to be converted into the common stock of CanFibre, and shall take or cause to be taken all other actions necessary to ensure that CanFibre Group is a Subsidiary of the Company.

          (g) Accuracy of Offering Documents. The Prelim-inary Limited Offering Memorandum and the Final Limited Offering Memorandum (and any other offering materials related to the offering and sale of the Bonds) shall contain no untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, in the event that the Final Limited Offering Memorandum differs in any way from the Preliminary Limited Offering Memorandum and/or other offering materials related to the offering and sale of the Bonds, to that extent only the Final Limited Offering Memorandum shall be relied upon.

          (h) Visitation; Board Representation. For so long as Purchaser and its Affiliates own beneficially (determined in accordance with Rule 13d-3 under the Exchange Act) 10% or more of the outstanding Common Stock, the Company shall give Purchaser notice of all meetings of the Board of Directors of the Company (or any executive committee thereof) and shall afford Purchaser an opportunity to attend each such meeting. Any such representative shall not constitute a member of the Board of Directors or an advisory director and shall not be entitled to vote on any matter presented at any such meeting. In addition if, at any time while the Purchaser and its Affiliates beneficially own 10% or more of the outstanding Common Stock and the Purchaser shall so request, the Company shall, subject to compliance with applicable laws (i) expand the number of directors constituting the entire board by one, (ii) fill the vacancy created by such expansion with a designee of the Purchaser reasonably acceptable to the Company, and (iii) submit the name of such designee to the shareholders of the Company (together with a recommendation of his or her election) at each meeting of shareholders at which directors are elected, until requested otherwise by the Purchaser.

          (i) HSR Act. The Company agrees that, in the event any conversion or exercise of any Securities requires any filing to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), the Company shall, at the request of the Purchaser (or any transferee of any Securities) and at the expense of the Company, make all filings required by the HSR Act and shall cooperate with the Purchaser (or such transferee) in responding to any request for information submitted by the Department of Justice or the Federal Trade Commission.

          (j) Makewhole Payment. On the Makewhole Date, the Company shall pay to the Purchaser the Makewhole Amount, such payment to be made at the option of the Company (a) in cash or (b) by delivery of duly authorized, validly issued, and fully paid and nonassessable shares of Common Stock, valued for such purposes at the trade weighted average of the prices for the Common Stock during the 30 days preceding the Makewhole Date.

          (k) Future Stock Sales. The Company shall not (a) issue or sell (i) shares of the Common Stock at a price less than 85% of the Average Price (as defined in Articles of Amendment) as of the date of sale or (ii) any securities convertible into or exchangeable for Common Stock, with a conversion or exercise price that is less than 85% of the Average Price of the Common Stock on the date of issuance of such convertible or exchangeable securities or (b) sell more than $10 million of Common Stock at prices less than the Average Price as of the date of the related sale. Purchaser shall have the right in connection with any issuance of Common Stock (or any security convertible into or exchangeable for Common Stock) to purchase its proportionate share (based on its beneficial ownership of the Common Stock as determined under Rule 13d-3) of the securities proposed to be so issued, on the same terms as those pursuant to which the Company proposes to sell such securities to other Persons. This paragraph will not restrict the ability of the Company to offer or sell securities at or above the Average Price of the Common Stock during the 30 days preceding the date of sale. This paragraph (k) shall terminate on the date the Purchaser and its Affiliates beneficially own less than 10% of the outstanding Common Stock.

      7.0 Conditions of Purchaser's Obligations at Closing. The obligations of the Purchaser under Section 2.0 of this Agreement are subject to the fulfillment at or before the Closing Date of the following conditions, any of which may be waived in writing by such Purchaser:

           (a) Representations and Warranties. The represen-tations and warranties of the Company contained in Section 4.0 shall be true and correct in all material respects on and as of such Closing with the same effect as if made on and as of the Closing.

           (b) Covenants. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

           (c) Certificate. The Purchaser shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying as to the satisfaction of the conditions set forth in clauses (a) and
(b) above. The Purchaser also shall have received a Certificate, dated the Closing Date, of the Secretary of the Company certifying as true, complete and correct the charter and bylaws of the Company and resolutions relating to the transactions contemplated by this Agreement.

          (d) Opinion of Counsel. There shall have been delivered to the Purchaser, an opinion of Wong Hui & Associates, Canadian counsel to the Company and an opinion of Sirota & Sirota LLP, U.S. counsel to the Company, substantially in the forms annexed hereto as Exhibits H and I, respectively.

          (e) CanFibre Loan. The transactions contemplated by the commitment letter, dated April 15, 1997, between Purchaser, CanFibre of Riverside, Inc., CanFibre Group and the Company related to Subordinated Debt of CanFibre of Riverside, Inc. shall have been consummated, provided the amount of such debt shall not be less than $15,000,000.

          (f) Proceedings Satisfactory. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement, and all documents and papers relating to such transactions shall be satisfactory to Purchaser.

          (g) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing.

          (h) Registration Rights Agreement. The Company and the Purchasers shall have entered into the Registration Rights Agreement in the form of Exhibit E annexed hereto and as of the Closing the Registration Rights Agreement shall be in full force and effect.

          (i) Shareholder Agreement. The Samarac Corporation shall have entered into an agreement in the form of Exhibit K attached hereto (the "Shareholder Agreement") with respect to its sale and voting of Common Stock.

          (j) Due Diligence. Purchasers shall have completed their due diligence investigation regarding the Company and its Subsidiaries, its books and records, business, assets, strategy and management plan and the results of such investigation shall have been satisfactory to Purchaser.

          (k) Financing. No less than $85,000,000 of Bonds shall have been issued and sold in connection with the CanFibre Riverside Project.

          (l) No Adverse Market or Company Event. None of the following shall have occurred: (i) any general suspension of trading, or limitation on prices or quotes for the Common Stock on the OTC Bulletin Board, (ii) a declaration of a banking moratorium or any suspension of payments as a result of being in the United States or Canada, (iii) a commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or Canada (iv) any limitation by Canadian, United States, provincial or state authorities on the extension of credit by lending institutions which materially and adversely affects the Company, or (v) any Material Adverse Event with respect to the Company.

          (m) Fee Letter. CanFibre Group shall have executed and delivered to the Purchaser the Fee Letter.

          (n) Expenses. The Company shall pay at Closing the fees and expenses of counsel to the Company in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

     8.0 Conditions of the Company's Obligations at Closing. The obligations of the Company under Section 2.0 of this Agreement with respect to Purchaser are subject to the fulfillment at or before the Closing Date of each of the following conditions, any of which may be waived in writing by the Company:

          (a) Representations and Warranties. The represen-tations and warranties of Purchasers contained in Section 5.0 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

          (b) Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

          (c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

          (d) Letter Agreement. Purchaser shall have executed and delivered the letter agreement in the form attached hereto as Exhibit L regarding 5,000 Preference Shares.

     9.0  Miscellaneous

          (a) Public Statements. Neither party to this Agreement shall issue any press release or make any other public statement regarding the transactions contemplated hereby without the prior approval of the other party, which will not be unreasonably withheld.

          (b) Dispute Resolution.

                  (i) Inasmuch as the implementation of this Agreement will be enhanced by the timely and open resolution of any disputes or disagreement between the parties, each party shall use all reasonable efforts to cause any disputes or disagreements that should arise after the Closing Date between them to be considered, negotiated in good faith and resolved as soon as possible after arising.

                  (ii) No resolution or attempted resolution of any dispute or disagreement pursuant to this Section shall be deemed to be a waiver of any term or provision of this Agreement or to be a consent to any breach or default unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced.

                 (iii) Disputes arising under this Agreement and all documents referred to herein shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the "AAA") for Commercial Arbitration (the "Rules"). Such arbitration shall be held in New York, New York or at such other location as mutually agreed to by the parties to the dispute. Subject to any applicable limitations contained in this Agreement, arbitration may be commenced at any time by any party giving notice to the other party that a dispute has been referred to arbitration under this Section 9.0. The arbitrator shall be selected by the joint agreement of the parties hereto, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panel of arbitrators maintained by the AAA. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The expense of the arbitration shall be borne by the parties in the manner determined in writing by the arbitrator. This arbitration provision shall be specifically enforceable by the parties. The determination of the arbitrator pursuant to this Section shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

          (c) Survival of Representations and Warranties. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchasers, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with any of the foregoing or any other clause or provision of this Agreement.

          (d) Governing Law. This Agreement shall be governed by any construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

          (e) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Prior to Closing, Purchaser may assign any and all of its rights, privileges and obligations hereunder to any other Purchaser, any non-Canadian Affiliate of such Purchaser or any non-Canadian entity managed by such Purchaser or any of its non-Canadian Affiliates or for which such Purchaser or one of such of its non-Canadian Affiliates acts as administrative agent. Otherwise, the Purchasers may not transfer or assign any rights, privileges or obligations hereunder without the prior consent of the Company, which consent will not be unreasonably withheld.

          (f) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (g) Amendment of Agreement. Any provision of this Agreement and the Exhibits and Schedules hereto may be amended only by a written instrument signed by the Company and the Purchaser(s).

          (h) Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, when receipt is electronically confirmed, if sent by fax (with hard copy to follow via first class mail) or three (3) days after deposit in the United States or Canadian mail, if sent by registered or certified mail, postage prepaid, addressed. All notices shall be sent as follows.:

                  (i)  if to the Company, to:

                       The Kafus Capital Corporation
                       6 Eva Road
                       Suite 600
                       Toronto, Ontario  MA9 2A8
                       CANADA
                       Fax:  (416) 695-3004

                  (ii) If to the Purchaser to its address and telecopier number as set forth on the signature page hereof.

              (i) Fees and Expenses. Except as otherwise provided herein or in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiations, preparation, execution, delivery and performance of this Agreement, and the other agreements contemplated hereby.

              (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (k) Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire contract between the

Company and the Purchaser relative to the subject matter hereof. Any previous agreement between the Company and the Purchaser with respect to the subject matter hereof is superseded by this Agreement.



                              THE KAFUS CAPITAL CORPORATION


                              BY:/s/ Kenneth F. Swaisland
                                 --------------------------------
                                    Kenneth F. Swaisland
                                    President

                              ENRON CAPITAL & TRADE RESOURCES CORP.


                              BY:/s/ J. Kevin McConville
                                 ----------------------------------
                                    J. Kevin McConville
                                    Vice President

                              ADDRESS:   1400 Smith Street
                                         Houston, Texas  77002
                                         Attention:  Tony A. Valentine
                                         Fax:  (713) 646-8408

                             EXHIBIT A -- WARRANT

                                    WARRANT

================================================================================

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN AVAILABLE EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN ONTARIO UNTIL 90 DAYS AFTER DATE OF ISSUANCE HEREOF EXCEPT AS PERMITTED BY THE SECURITIES ACT (ONTARIO) AND THE SECURITIES RULES AND REGULATIONS THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 3.

================================================================================

                         THE KAFUS CAPITAL CORPORATION

                         Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                         The Kafus Capital Corporation

                                    No. AW-1



     FOR VALUE RECEIVED, THE KAFUS CAPITAL CORPORATION, a British Columbia corporation (the "Company"), hereby certifies that Enron Capital & Trade Resources Corp., a Delaware corporation (the

"Holder"), is entitled, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), 500,000 shares of Common Stock (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares"), at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Subscription Agreement dated as of the Date of Issuance between the Company and the Purchaser named therein, and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

     Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

     "Common Stock" means the Company's common stock, no par value.

     "Company" is defined in the introductory paragraph of this Warrant.

     "Date of Issuance" means July 16, 1997.

     "Exercise Period" means the period commencing on July 16, 1998 and ending on 5:00 p.m. (Toronto, Ontario time) on the Expiration Date.

     "Exercise Price" means $2.00 per share of Common Stock, subject to adjustment as provided herein.

     "Expiration Date" means July 16, 2007.

     "Holder" means the Holder named herein and its permitted assignees.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Warrants" is defined in the introductory paragraph of this Warrant.

     "Warrant Shares" is defined in the introductory paragraph of this Warrant.

     Section 2.     Exercise of Warrant; Cancellations of Warrant.

     (a) This Warrant represents the right to purchase, at the Exercise Price, 500,000 shares of Common Stock, subject to adjustment upon the occurrence of the events set forth in Section 4.

     (b) This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation to the Company at its principal office at the address set forth in Section 10 of (i) this Warrant, with the Purchase Form annexed hereto as Exhibit A duly executed and (ii) a certified bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised (the date of such delivery referred to herein as the "Exercise Date"). Within five business days after payment of the Exercise Price, the Company shall execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

     Section 3. Exchange, Transfer, Assignment or Loss of Warrant. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 4. Antidilutive Adjustments. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Date of Issue. The number and kind of securities purchasable on the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 4(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 4(b) applies] of outstanding securities issuable upon exercise of this Warrant), the Holder shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise hereof, in lieu of the shares of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise hereof had this Warrant been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 4(a). The provisions of this subsection 4(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (b) Subdivisions and Combinations. If the Company, at any time during the Exercise Period shall subdivide its shares of Common Stock into a greater number of shares, the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased and the Exercise Price shall be proportionately decreased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time during the Exercise Period, shall combine its shares of Common Stock into a smaller number of shares, the number of shares of Common Stock purchasable upon exercise hereof shall be proportionately reduced and the Exercise Price shall be proportionately increased, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

          (c) Dividends and Distributions. If the Company at any time shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the Holder shall, without additional cost, be entitled to receive upon any exercise hereof, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

          (d) Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the revised Exercise Price thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

     Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

          (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

          (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

          (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the

Company, or a consolidation, merger or business combination of the Company with another Person; or

          (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

     Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

     Section 7.     Amendment and Waiver.

          (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

          (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     Section 8.     No Fractional Warrant Shares.   The Company shall not be
required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

     Section 9.     Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

     Section 10. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder shall be as set forth on Schedule A to the Subscription Agreement dated as of the Date of Issuance between the Company and the Purchasers named therein, and the address and telecopy number for the Company are:

     If to Company:      The Kafus Capital Corporation
                         6 Eva Road, Suite 600
                         Toronto, Ontario
                         Canada  MA9 2A8
                         Attention: Chief Financial Officer
                         Facsimile: (416) 695-3004

     Section 11. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

     Section 12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK.

     Section 13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of July 16, 1997.

[SEAL]                        THE KAFUS CAPITAL CORPORATION


Attest:____________           By:_________________________
                              Name:_______________________
                              Title:______________________

                                   EXHIBIT A
                                      TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                         The Kafus Capital Corporation


     The undersigned holder hereby exercises the right to purchase _______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith undertakes to make payment in full of the Exercise Price of such shares or to withdraw this notice of exercise, in accordance with the terms of the Warrant.



                              Name of Holder:

                              _________________________________

                              Signature:_______________________
                              Title:___________________________
                              Address:_________________________
                              _________________________________
                              _________________________________

Dated:______________, __ .

                                   EXHIBIT B
                                      TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                         The Kafus Capital Corporation


     FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________ the right to purchase ______ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.

                              Name of Holder:

                              _______________________________

                              Signature:_____________________
                              Title:_________________________
                              Address:_______________________
                              _______________________________
                              _______________________________

Dated:_____________, __ .

In the presence of

________________________


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                              EXHIBIT B
                              ---------



          26.3 The 15,000 Series I 10% Convertible Redeemable Preference Shares shall have attached thereto, in addition to the rights privileges, restrictions, conditions and limitations attaching to the Preference Shares as a class, the following rights, privileges and conditions:

     1.   Definitions.   The following capitalized terms have the meanings set
forth below:

          "Average Price" with respect to the Common Stock means, on any day, the trade weighted average of the sales prices for such shares as reported on Bloomberg News Services (i) on the American Stock Exchange or (ii) if such shares are not so listed, then on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded or (iii) if such shares are not listed on any national securities exchange, then the prices at which transactions are effected through the NASDAQ National Market as reported by NASDAQ or, (iv) if such shares shall not be listed thereon, the trade weighted average of all transactions in the Common Stock in an over-the-counter market.

          "Business Day" shall mean a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Company's registered office is then situated.

          "Common Stock" shall mean the Company's common stock, without par value.

          "Conversion Price" means the result obtained by dividing $1,000 (the stated value of each Preference Share) by the Conversion Rate from time to time in effect. The Conversion Price initially shall be $4.00 per share of Common Stock.

          "Conversion Rate" means the number of shares of Common Stock issuable on conversion of one Preference Share, and initially shall be equal to 250 shares of Common Stock, subject to adjustment as set forth in Section 2.0.

          "Conversion Shares" means the shares of Common Stock issuable upon exercise of the Preference Shares.

          "Issue Date" shall mean July 16, 1997.

          "Junior Shares" shall mean any shares in the capital structure of the Company ranking after or subordinate to the Preference Shares as to the payment of dividends or the return of capital, including, without limiting the generality of the foregoing, the Common Stock of the Company.

          "Liquidation Distribution" shall mean a liquidation to its shareholders upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purposes of winding-up its affairs.

          "Person" means any individual, trust, corporation, partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

          "Preference Shareholders" means a Person recorded on the securities register of the Company as being the registered holder one or more Preference Shares.

          "Preference Shares" shall mean the Company's Series I 10% Convertible Redeemable Preference Shares having the rights and preferences set forth herein.

          "Ranking as to Capital" shall mean ranking or priority with respect to the distribution of assets in the event of a Liquidation Distribution.

          1.1  Gender, etc.   Words importing only the singular number include
the plural and vice versa and words importing any gender include all genders.

          1.2 Currency. All monetary amounts referred to herein shall be in lawful money of the United States.

          1.3 Headings. The division of these Articles of Amendment into sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

          1.4 Business Day. In the event that any date upon which any action is required to be taken by the Company or any other Person hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day which is a Business Day.

          1.5 Company Act (British Columbia). The Preference Shares shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replace, re-enacted and all other law binding upon the and, except as otherwise expressly provided herein, all terms used herein which are defined in the Company Act (British Columbia) shall have the respective meanings ascribed thereto in the Company Act (British Columbia).

     2.0  Conversion.

     (a) Upon and subject to the provisions and conditions contained in this paragraph 2.0, the holders of Preference Shares shall have the right, but not the obligation, at any time, to convert any or all of the Preference Shares into fully paid and non-assessable shares of Common Stock, at the Conversion Rate.

     (b) Upon any conversion of Preference Shares into shares of Common Stock, the holder of Preference Shares shall be entitled to receive, upon conversion, in addition to the shares of Common Stock and cash in lieu of fractional shares as described below, an amount in cash equal to all accrued but unpaid dividends (whether or not declared) from the Issue Date through the date of conversion.

     (c) No fractional shares of Common Stock shall be issued upon conversion of Preference Shares. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion, the Company shall pay a cash adjustment equal to such fraction multiplied by the price per share of the Common Stock on the trading day next preceding the date of conversion. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of

         Preference Shares shall receive, the total number of Preference Shares surrendered for conversion by such holder shall be aggregated.

     (d) If less than the entire number of Preference Shares represented by a certificate is converted, the registered holder thereof shall be entitled to receive a new Preference Share certificate representing the number of Preference Shares not so converted.

     (e) A Preference Shareholder desiring to convert Preference Shares into Common Stock as described above shall deliver to the Company at its registered office at Suite 600, 6 Eva Road, Toronto, Ontario (i) notice in writing of the exercise of its right to convert the Preferences Shares, specifying the number of Preference Shares to be converted, naming the party or parties in whose names the Conversion Shares are to be issued and the number to be issued to each, and (ii) certificates representing the Preference Shares to be converted. As promptly as practicable on or after the conversion date, but in no event later than five (5) Business Days following conversion, the Company shall issue and deliver certificates representing the Conversion Shares, together with payment in full of accrued and unpaid dividends and any cash payment in lieu of fractional shares, as hereinabove provided, to the Person or Persons entitled to receive the same. The Company shall pay all stock issuance or transfer, documentary and other taxes payable upon conversion of Preference Shares; provided, however, that if any of the Conversion Shares are to be issued to a party or parties other than the registered holder of the Preference Shares converted, the registered holder shall pay to the Company any securities transfer taxes which may properly be required by it.

     (f) The Company covenants and agrees that so long as any Preference Shares are outstanding it will, at all times reserve and keep available, free of preemptive rights, out of its unissued shares of Common Stock for the purpose of issuance on conversion of the Preference Shares, the full number of shares of Common Stock deliverable on conversion of all outstanding Preference Shares upon the basis and upon the terms and conditions provided for herein. All Conversion Shares shall be issued as fully paid and non-assessable shares of Common Stock.

     (g) The number and kind of securities issuable upon the conversion of the Preference Shares shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the date of original issue of the Preference Shares as follows:

         (i) In case of any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving Company and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of Common Stock issuable upon exercise of these conversion rights), or in the case of a sale or conveyance in a single transaction or in a series of related transactions with the same purchaser or affiliates thereof of all or substantially all the assets of the Company as an entirety, or a statutory share exchange in which all shares of Common Stock are exchanged for shares of another corporation or entity, the holders of the Preference Shares shall have, and the Company, or such successor entity or purchaser, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Preference Shares do have, the right to obtain upon the exercise of these conversion rights, in lieu of each share of Common Stock theretofore issuable upon exercise of these conversion rights, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolida tion or merger, conveyance or sale of assets or share exchange by a holder of one share of Common Stock issuable upon exercise of these conversion rights as if they had been exercised immediately prior to such reclassification, change, consolidation or merger, conveyance or sale of assets or share exchange. The constituent documents effecting any reclassification, change, consolidation or merger, or share exchange shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subparagraph (g). The provisions of this subparagraph (g)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers, conveyances or sales of assets or share exchanges.

         (ii) If the Company at any time while any of the Preference Shares are outstanding shall subdivide or combine its Common Stock, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at such record date, whichever is earlier.

        (iii) If the Company at any time while any of the Preference Shares is outstanding shall pay to any holders of stock of the Company a dividend payable in, or make any other distribution of, Common Stock, the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of such stock for the purpose of determining the holders entitled to receive such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (iv) If the Company shall issue to all holders of its Common Stock any warrant, option or other right to subscribe for or purchase shares of Common Stock at a price per share less than the Average Price of the Common Stock, the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such issuance or distribution, to that price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such warrants, options or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Average Price per share, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such warrants, options or rights plus the number of additional shares of Common Stock offered for subscription or purchase.

          (v) If the Company shall distribute to all holders of its Common Stock evidences of indebtedness of the Company, shares of capital stock of the Company (other than Common Stock) or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those dividends, warrants, options and rights referred to in subparagraph (iv)) then in each case the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of determining the holders entitled to receive such issuance or distribution, to that price determined by multiplying the Conversion Price by a fraction the numerator of which shall be Average Price per share of the Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets, evidences of indebtedness for subscription rights so distributed in respect of one share of Common Stock and the denominator of which is the Average Price per share of Common Stock on the record date for such distribution.

         (vi) No adjustment of the Conversion Price shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.01 per share or more.

     (h) Whenever the Conversion Price and the Conversion Rate are required to be adjusted as provided herein, the Company shall forthwith compute the adjusted Conversion Price and the adjusted Conversion Rate and shall prepare a certificate setting forth such adjusted Conversion Price and adjusted Conversion Rate showing in detail the facts upon which such adjustment is based. A copy of such certificate shall forthwith be filed with the transfer agent or agents for the Preference Shares (if any) and for the Common Stock; and thereafter, until further adjusted, the adjusted Conversion Price and the adjusted Conversion Rate shall be as set forth in such certificate, provided that the computation of such adjusted Conversion Price and such adjusted Conversion Rate shall be reviewed at least annually by the independent public accountants regularly employed by the Company and said accountants shall file a corrected certificate, if required, with such transfer agent or agents. The Company shall mail or cause to be mailed to the holders of Preference Shares at the time of each quarterly dividend payment, a statement setting forth the adjustments, if any, made in the applicable Conversion Price and Conversion Rate and not theretofore reported to such holders, and the reasons for such adjustment.

     (i) If any shares of Common Stock required to be reserved for the purposes of conversion of Preference Shares hereunder require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

     3.0 Redemption. If either (i) the Common Stock is not listed on a U.S. national securities exchange or the NASDAQ National Market as of January 16, 1999 or (ii) the Average Price of the Common Stock during the 30 days immediately preceding January 16, 1999, is less than $7.00 (adjusted appropriately for any stock split, reverse stock split or other recapitalization occurring after the issuance of the Preference Shares), each Preference Shareholder thereafter shall have the right, by written notice to the Company (a "Repurchase Notice"), to require that the Company repurchase any or all of such Preference Shareholder's Preference Shares, for an amount in cash equal to $1,000 per share, plus all accrued and unpaid dividends through the date of repurchase. Any Repurchase Notice shall be accompanied by duly endorsed certificates representing the Preference Shares to be repurchased. The Company shall make payment in cash of the appropriate amounts to the holder requiring repurchase, within 60 days of the date of the Repurchase Notice.

     4.0 Declaration and Payments of Dividends. The holders of Preference Shares shall be entitled to receive and the Company shall pay thereon, cumulative preferential dividends per Preference Share, at a rate per annum of $100. Dividends on Preference Shares will be cumulative, and will accrue commencing as of the date of issuance and shall be payable semiannually on each June 30 and December 31 (each, an "Accrual Date"). Except as otherwise set forth herein, all dividends on Preference Shares shall be paid by the Company through the issuance of Common Stock. The number of shares of Common Stock issued in respect of accrued dividends with respect to any dividend period shall be determined by dividing (i) the dollar sum of the total dividends payable by
(ii) 75% of the Average Price of the Common Stock during the 30-day period preceding the end of such dividend period. Notwithstanding the foregoing, each holder of Preference Shares may elect to receive any dividend payment with respect to any semiannual dividend period in cash instead of through the receipt of Common Stock, by notifying the Company of such election on or prior to the Accrual Date occurring immediately prior to the first day of such period. No fractional shares of Common Stock shall be issued in connection with the payment of any dividends which are paid in shares of Common Stock. Instead of any fractional share, holders shall be entitled to cash, in the manner set forth in
Section 2.0(c).

     5.0 Voting. The Preference Shares shall have no voting rights attached thereto except as provided herein or as otherwise provided by applicable law. Unless the vote or consent of a larger percentage is required by law, the affirmative vote or consent of the holders of a majority of the outstanding Preference Shares shall be sufficient to take any action as to which the vote or consent of the holders of the Preference Shares is required by law or by the terms hereof. The consent or approval of the Preference Shareholders with respect to any and all matters may be given by one or more instruments signed by the holders of at least a majority of the issued and outstanding Preference Shares or by a resolution passed by at least a majority of the votes cast at a meeting of the Preference Shareholders duly called for that purpose and held upon at least 10 days notice, at which the holders of a majority of the outstanding Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preference Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting may be adjourned to such date being not more than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 10 days notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and the consent or approval of the holders of the Preference Shares with respect thereto may be given by at least a majority of the votes cast at such adjourned meeting.

     5.1 Notice of Meetings. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the Company Act (British Columbia) and the Articles of the Company with respect to meetings of shareholders.

     6.0 Restriction on Dividends, Retirement and Issuance of Shares. While any Preference Shares are outstanding, the Company shall not, without the approval of the holders of Preference Shares given as hereinafter specified:

     (a) declare, set aside for payment or pay any dividend on or make distributions on or in respect of any Junior Shares (other than dividends consisting of Junior Shares); or

     (b) call for redemption, redeem, purchase, retire, or acquire for value or distribute in respect of any Junior Shares (except to the extent and out of net cash proceeds received by the Company from a substantially concurrent issue of Junior Shares)

unless, in each case, all dividends then payable on the Preference Shares then outstanding accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividend thereon shall have been declared and paid or set apart for payment. No dividend may be declared on nor may any redemption, repurchase or other retirement for value be made in respect of any series or class of capital stock ranking on a parity with the Preference Shares as to dividends, unless there also shall have been paid on the Preference Shares like dividends in respect of all periods at the dividend rate fixed therefor. If any cumulative dividends or amounts payable on a return of capital in respect of a series of preferred shares are not paid in full, the preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the preferred shares of all series with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

     7.0 Liquidation, Dissolution or Winding-Up. In the event of any Liquidation Distribution, each Preference Shareholder shall be entitled to receive before any amount shall be paid by the Company or any assets of the Company shall be distributed to registered holders of shares Ranking as to Capital junior to the Preference Shares in connection with the Liquidation Distribution, an amount equal to $1,000 per share of Preference Shares held by such holder, together with an amount equal to all accrued but unpaid cumulative dividends thereon. After payment to the Preference Shareholders of the amount so payable to them, they shall not be entitled to share in any further distribution of assets of the Company. If upon any liquidation, dissolution or winding up of the affairs of the Company, the assets distributable among the holders of the Preference Shares (and any other capital stock of the Company ranking on a parity with the Preference Shares as to assets) shall be insufficient to permit the payment in full to the holder of all Preference Shares (and any other capital stock of the Company ranking on a parity with the Preference Shares as to assets) of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable shall be distributed ratably among the holders of the Preference Shares (any other capital stock of the Company ranking on a parity with the Preference Shares as to assets) in proportion to the respective amounts that would be payable per share if such assets were sufficient too permit payment in full.

     8.0  Amendments To Preference  Share Provisions.

     (a) These Preference Share provisions may be repealed, deleted, modified, amended or varied only with the prior approval of the holders of a majority of the Preference Shares given in the manner provided in
         Section 5.0 hereof in addition to any other approval required by the Company Act (British Columbia) or any other statutory provision of like or similar effect applicable to the Company, from time to time in force.

     (b) The holder of shares of any class and the holders of shares of any series of any class are not entitled to vote separately as a class or series, as the case may be, upon a proposal to amend the articles to:

               (i) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of so authorize shares of a class having rights or privileges equal or superior to the shares of such class; or

               (ii) create a new class of shares equal or superior to the shares of such class.

     9.0 Number of Votes. On every poll taken at every such meeting or adjourned meeting every of the Preference Shareholders, Preference Shareholders shall be entitled to 1 vote in respect of each $1 of the issue price of Preference Shares of which he is the registered holder.

     10.0 Notices. Any notice required or permitted to be given to any Preference Shareholder shall be sent by first class mail, postage prepaid, or delivered to such holder at his address as it appears on the records of the Company or, in the event of the address of any such shareholder not so appearing to the last known address of such shareholder. The accidental failure to give notice to one or more of such shareholders shall not affect the validity of any action requiring the giving of notice by the Company. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

                                                                       EXHIBIT D
                                                                       ---------


                     THE CANFIBRE GROUP LTD. FEE AGREEMENT


                                 July 16, 1997


Enron Capital & Trade Resources Corp.
1400 Smith St.
Houston, Texas  77002

Ladies and Gentlemen:

The CanFibre Group Ltd. ("CanFibre") in connection with the proposed sale by The Kafus Capital Corporation ("Kafus") of the Series I 10% Convertible Cumulative Redeemable Preference Shares (the "Securities") pursuant to the Subscription Agreement dated as of July 16, 1997, between Kafus and Enron Capital & Trade Resources Corp. ("ECT") and the capitalization of CanFibre by Kafus with the proceeds of the sale of the Securities hereby agrees as follows:

     1. CanFibre shall convey to ECT 750,000 shares of common stock of Kafus currently owned by CanFibre upon execution hereof, which shares are owned by CanFibre free and clear of liens and are duly authorized, validly issued, and fully paid and can be transferred to ECT without restriction.

     2. If on October 15, 1997 (the "Makewhole Date"), the per share trade weighted average market price of such shares of common stock of Kafus in U.S. Dollars for the immediately preceding 30 day period before the Makewhole Date (the "Average Market Price") is less than U.S. $2.00 per share, then CanFibre shall pay to ECT an amount equal to (a) the difference between U.S. $2.00 per share and the Average Market Price multiplied by (b) 750,000 (the "Makewhole

Enron Capital & Trade Resources Corp.
July 16, 1997
Page 2

Payment"). At the option of CanFibre, the Makewhole Payment shall be paid either in cash or in further shares of common stock of Kafus, which shares shall be owned by CanFibre free and clear of liens and shall be duly authorized, validly issued, and fully paid and transferrable to ECT without restriction.


This letter shall be effective upon receipt and will be governed by the internal laws of the Province of British Columbia, Canada (without reference to principles of conflicts of law).



                                      Very truly yours,

                                      THE CANFIBRE GROUP LTD.


                                      By:________________________
                                      Name:______________________
                                      Title:_____________________

                                   EXHIBIT E
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "REGISTRATION AGREEMENT") is made and entered into as of July 16, 1997, by and between The Kafus Capital Corporation, a British Columbia Corporation (the "Company") and the person(s) listed on the signature pages to this Registration Agreement (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company and the Purchaser are parties to a Subscription Agreement of even date herewith (the "Subscription Agreement"), pursuant to which the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, Shares, and Warrants and Additional Warrants to acquire shares of Common Stock, as more particularly described therein. Capitalized terms used but not otherwise defined in this Registration Agreement shall have the meanings given to such terms in the Subscription Agreement.

     WHEREAS, the Purchaser desires that the Company register the Registerable Securities for resale upon the terms and subject to the conditions set forth in this Registration Agreement.

     WHEREAS, the execution and delivery of this Registration Agreement is a condition precedent to the Purchaser's obligations under the Subscription Agreement.

     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby agree as follows:

1.   DEFINITIONS.

     As used in this Registration Agreement, the following terms shall have the meanings ascribed to them below:

     (a) "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     (b) "Applicable Rate" shall mean 1.5% monthly with respect to the first month and 2% monthly for each subsequent month, until the Registration Statement shall become effective.

     (c) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York, New York or Toronto, Ontario are required by law, regulation or executive order to close.

     (d) "Holder" shall mean the Purchaser and any other Person who has become a Permitted Transferee pursuant to Section 9(c).

     (e) "Registrable Securities" means (v) the Shares, (w) the Conversion Shares, (x) the Warrant Shares, (y) all other shares of Common Stock purchased, acquired or received from any Person by the Purchaser and its Affiliates (or which they shall have the right to purchase or acquire) pursuant to or in connection with the purchase of the Securities or the transactions contemplated by the Subscription Agreement and (z) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clauses (v) through (y) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or exchange offer ("Distribution Securities"). For purposes of this Registration Agreement, a Registrable Security ceases to constitute a Registrable Security hereunder (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to a Registration Statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) with respect to a particular Holder, at any time when all of such

Holder's remaining Registrable Securities can be sold in a single transaction in compliance with Rule 144 under the Securities Act, (v) on the third anniversary of the original issuance date of such Registrable Security, provided that the Holder of such Registerable Security is not an Affiliate of the Company as of such date, and has not been an Affiliate of the Company for a period of three months preceding such date, or (vi) when such Registrable Security shall have ceased to be outstanding.

     (f) "Registration Statement" shall have the meaning set forth in Section 2.

     (g) "Registration Termination Date" means, the first date on which all Conversion Shares and all Warrant Shares (and any Distribution Securities with respect thereto) cease to be Registrable Securities.

     (h) "Securities Act" means the Securities Act of 1933, as amended.

     (i) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "SEC" means the United States Securities Exchange Commission, or any successor agency thereto.

     Other capitalized terms shall have the meanings ascribed to them in the other sections of this Registration Agreement or in the Subscription Agreement if not defined herein.

2.   SHELF REGISTRATION.

     (a) Effective Registration. As soon as practicable, but in any event within ninety (90) days following the Closing Date under the Subscription Agreement, the Company shall file with the SEC under the Securities Act a Registration Statement on Form F-1 ("Registration Statement"), or on such other registration form under the Securities Act as the Company shall deem appropriate, covering the sale by the Holders on a continuous or delayed basis pursuant to Rule 415 thereunder (or any similar rule that may be adopted by the SEC) of (i) the Conversion Shares and (ii) the Warrant Shares. The Company shall use its best efforts to cause each Registration Statement to be declared effective on or prior to the one hundred and fiftieth (150th) day following the Closing Date and shall thereafter keep such Registration Statement continuously effective until the Registration Termination Date.

     (b) Delay in Effectiveness. In the event any Registration Statement is not declared effective by the SEC within 150 days after the Closing Date (the "Effectiveness Deadline"), or in the event the effectiveness of any Registration Statement is suspended or terminated at any time after its Effectiveness Deadline and prior to the Registration Termination Date, then for each month (or portion thereof) such Registration Statement is not so effective, the Company shall pay to the Holders, as liquidated damages and not as a penalty, an amount equal to the product of $21,000,000 (being the total purchase price of the Securities) and the Applicable Rate. The Company shall pay such liquidated damages to each Holder based upon the proportion of the Registerable Securities owned by such Holder. Such payments shall be made on the first Business Day of each month following any month in which such Registration Statement is not effective, with a final payment within five (5) Business Days after such Registration Statement becomes effective.

3.   REGISTRATION PROCEDURES.

     (a) Company Procedures. In connection with the Company's registration obligations pursuant to Section 2, the Company shall keep each Registration Statement continuously effective for the period of time provided in Section 2, to permit the sale of Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution thereof specified in such Registration Statement or in the related prospectus(es), and shall:

             (i) comply with such provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition thereof set forth in such Registration Statement or such prospectus or supplement thereto;

             (ii) notify the Holders, promptly (A) when each Registration Statement, prospectus or supplement thereto or further post-effective amendment has been filed, and, with respect to each Registration Statement or further post-effective amendment, when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing and of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any Registration Statement, prospectus or any other document incorporated therein by reference untrue or that requires the making of any changes in such Registration Statement, prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of the Company's determination that a further post-effective amendment to such Registration Statement would be appropriate;

             (iii) furnish to each Holder, without charge, as many conformed copies as may reasonably be requested by such Holder, of each Registration Statement and any further post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

             (iv) deliver to each Holder, without charge, as many copies of the then effective prospectus covering such Registrable Securities and any amendments or supplements thereto as such Holder may reasonably request;

             (v) register, qualify, obtain an exemption therefrom, or cooperate with the Holders and their counsel in connection with the registration or qualification or exemption therefrom of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be reasonably requested in writing by the Holders and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statements; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or generally to transact business in any jurisdiction where it is not then so qualified,
     (B) qualify as a dealer (or other similar entity) in securities, (C) otherwise subject itself to taxation in connection with such activities, or
     (D) take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

             (vi) upon the occurrence of any event contemplated by clauses (E) or (F) of paragraph (ii) above, promptly prepare and file, if necessary, a further post-effective amendment to each Registration Statement or a supplement to the related prospectuses or any document incorporated therein by reference or file any other required document so that each Registration Statement and the related prospectuses will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

             (vii) in no event later than five (5) Business Days before filing any Registration Statement, any further post-effective amendment thereto, any prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents), furnish to the Holders copies of all such documents proposed to be filed;

             (viii) not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to which the Holders holding a majority of the Registrable Securities shall have reasonably objected in writing, within three (3) Business Days after receipt of such documents, to the effect that such Registration Statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (including, without limitation respect of any information describing the manner in which the Holders acquired such

     Registrable Securities and the intended method or methods of distribution of such Registrable Securities), (provided that the foregoing shall not limit the right of any Holder reasonably to object, within three (3) Business Days after receipt of such documents, to any particular information relating specifically to such Holder that is to be contained in any Registration Statement, prospectus or supplement including without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of the Holders, the Company shall exert commercially reasonable efforts to cooperate with the Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of the Holders, provided however, that the Effectiveness Deadline (as defined in Section 2(b)) shall be extended by the period, during which the Company is prevented from filing a Registration Statement or amendment thereto by reason of this paragraph 3(a)(viii);

             (ix) promptly after the filing of any document that is to be incorporated by reference into any Registration Statement or prospectus, provide copies of such document to the Holder;

             (x) cause all Registrable Securities covered by each Registration Statement to be listed on the Nasdaq National Market, American Stock Exchange, any national securities exchange, an over-the-counter market or, if the Common Stock securities of the Company are not listed thereon, on the primary exchanges, markets, or inter-dealer quotations systems (including NASDAQ) if any, on which similar securities issued by the Company are then listed, prior to the date on which such Registrable Securities were issued;

             (xi) take all actions reasonably required to prevent the entry of any stop order by the Securities and Exchange Commission or by any state securities regulators or to remove any such order if entered; and

             (xii) file post-effective amendments to any Registration Statement or supplement the related prospectus, as required, to permit sales of Registrable Securities covered thereby to be made by Permitted Transferees of the Holders.

     (b)     Holder Procedures.

             (i) The Company may require each Holder to furnish to the Company such information regarding such Holder and the proposed distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and which is necessary for compliance with applicable law.

             (ii) Each Holder agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of the Registration Statement, any Amendment, any prospectus and any prospectus supplement.

     (c) Additional Information Available. So long as any Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish to such Holder(s):

             (i) as soon as practicable after it becomes available (but in the case of the Company's Annual Report to Stockholders, within 140 days after the end of each fiscal year of the Company), one copy of: (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with Canadian generally accepted accounting principles by a national firm of certified public accountants);
     (B) its Annual Report on Form 20-F; and (C) its Quarterly Reports on Form 6-K; and

             (ii) upon the reasonable request of a Holder, all exhibits to the Annual Report on Form 20-F; and the Company, upon the reasonable request of a Holder, will meet with such Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in any Registration Statement and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act including the reasonable production of information at the Company's headquarters.

4.   REGISTRATION EXPENSES.

     All expenses incident to the Company's performance of or compliance with this Registration Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), and reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder (all of such expenses herein referred to as "Registration Expenses"), shall be borne by the Company; provided, however, the Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or the fees and expenses of counsel to the Holders (other than to the extent provided in the Subscription Agreement).

5.   INDEMNIFICATION; CONTRIBUTION.

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, and such Holder's respective officers, directors, employees, representatives, agents and controlling persons (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses, but in no event greater than the gross purchase price Holder paid to the Company for Registrable Securities, resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar as the same directly arises out of or is directly based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for use therein.

     (b) Indemnification by the Holders. Each Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, employees, representatives, agents and controlling persons (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same directly result from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for use therein. The liability of each Holder under the indemnity and contributions provisions of this Section 5 shall be several and not joint and shall be limited to an amount equal to the gross price of the Registrable Securities sold by such Holder pursuant to the Registration Statement.

     (c) Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed). Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d)     Contribution.

             (i) If for any reason the indemnification provided for in this
     Section 5 from an Indemnifying Party, although otherwise applicable by its terms, is unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

             (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.   RULE 144 REQUIREMENTS.

     The Company agrees to:

     (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

     (c) furnish to each Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act.

7.   INJUNCTIONS.

     Each of the parties hereto acknowledges and agrees that one or more of the parties would be damaged irreparably in the event the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

8.   TERMINATION.

     This Agreement shall terminate on the Registration Termination Date; provided, however, that the provisions of Section 5, 6 and 7 shall survive the termination of this Agreement.

9.   MISCELLANEOUS.

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of the Holders holding more than 80% of the Registrable Securities at the time of such amendment.

     (b) Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement (i) when delivered in person, (ii) on the next business day following the date when dispatched by telegram (upon written confirmation of receipt), by electronic facsimile transmission (upon written confirmation of receipt) or by a nationally recognized overnight courier service, or (iii) five
(5) Business Days after being deposited in the Canadian certified or registered mail, return receipt requested, and first class postage prepaid. All Notices shall be delivered as follows:

             (i) if to a Holder, at the address indicated on the Company's register relating to the Preference Shares, Warrants, or Registrable Securities held by such Holder or at such other address as such Holder may have furnished to the Company in writing:

             (ii)  if to the Company, at:

                   The Kafus Capital Corporation
                   Suite 600
                   6 Eva Road

                   Toronto, Ontario

     (c) Successors and Assigns. This Registration Agreement shall be binding upon and shall inure to the benefit of the Company and each Holder, their respective successors, heirs, legal representatives and, with respect to the Company, its assignees. The rights provided by this Agreement shall be transferred automatically to any Person to whom Registrable Securities, the Convertible Note, Preference Shares or Warrants are transferred, provided that
(x) the Company is given written notice of the transfer and the name, address, telephone number and facsimile number of the transferees and (y) the subsequent transferee agrees in writing to be bound by all of the terms of this Registration Agreement (any transferee referred to in the foregoing clauses being referred to herein as a "Permitted Transferee").

     (d) Counterparts. This Registration Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings; Construction. The Section numbers and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to sections of this Registration Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Registration Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., New York time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as of the date of such act or event, such period shall expire on the last day of the last month of such period.

     (f) Governing Law. This Registration Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     (g) Severability. If one or more of the provisions hereof, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable.

     (h) Entire Agreement. This Registration Agreement is intended by the parties hereto to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. This Registration Agreement supersedes all prior agreements and understandings among the Company and any of the Holders with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Agreement to be duly executed as of the day and year first above written.


                         THE KAFUS CAPITAL CORPORATION


                         By:_______________________________
                             Name:_________________________
                             Title:________________________



                         ENRON CAPITAL & TRADE RESOURCES CORP.


                         By:_______________________________
                             Name:_________________________
                             Title:________________________

                             EXHIBIT F -- WARRANT


                                    WARRANT

================================================================================

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN AVAILABLE EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN ONTARIO UNTIL 90 DAYS AFTER DATE OF ISSUANCE HEREOF EXCEPT AS PERMITTED BY THE SECURITIES ACT (ONTARIO) AND THE SECURITIES RULES AND REGULATIONS THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 3.

================================================================================

                         THE KAFUS CAPITAL CORPORATION

                         Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                         The Kafus Capital Corporation


                                    No. W-1



     FOR VALUE RECEIVED, THE KAFUS CAPITAL CORPORATION, a British Columbia corporation (the "Company"), hereby certifies that Enron Capital & Trade Resources Corp., a Delaware corporation (the "Holder"), is entitled, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), 1,000,000 shares of Common Stock (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares"), at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Subscription Agreement dated as of the Date of Issuance between the Company and the Purchaser named therein, and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

     Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

     "Common Stock" means the Company's common stock, no par value.

     "Company" is defined in the introductory paragraph of this Warrant.

     "Date of Issuance" means July 16, 1997.

     "Exercise Period" means the period commencing on the Date of Issuance and ending on 5:00 p.m. (Toronto, Ontario time) on the Expiration Date.

     "Exercise Price" means $6.00 until July 16, 1998, and thereafter shall mean the lesser of (i) $6.00 and (ii) 75% of the trade weighted average of all transactions in the Common Stock during the 30 days immediately preceding July 16, 1998, subject to adjustment as provided herein.

     "Expiration Date" means July 16, 2008.

     "Holder" means the Holder named herein and its permitted assignees.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Warrants" is defined in the introductory paragraph of this Warrant.

     "Warrant Shares" is defined in the introductory paragraph of this Warrant.

     Section 2.     Exercise of Warrant; Cancellations of Warrant.

     (a) This Warrant represents the right to purchase, at the Exercise Price per share of Common Stock, 1,000,000 shares of Common Stock. subject to adjustment upon the occurrence of the events set forth in Section 4.

     (b) This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation to the Company at its principal office at the address set forth in Section 10 of (i) this Warrant, with the Purchase Form annexed hereto as Exhibit A duly executed and (ii) a certified bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised (the date of such delivery referred to herein as the "Exercise Date"). Within five business days after payment of the Exercise Price, the Company shall execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

     Section 3. Exchange, Transfer, Assignment or Loss of Warrant. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 4. Antidilutive Adjustments. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Date of Issue. The number and kind of securities purchasable on the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 4(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 4(b) applies] of outstanding securities issuable upon exercise of this Warrant), the Holder shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise hereof, in lieu of the shares of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise hereof had this Warrant been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 4(a). The provisions of this subsection 4(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (b) Subdivisions and Combinations. If the Company, at any time during the Exercise Period shall subdivide its shares of Common Stock into a greater number of shares, the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased and the Exercise Price shall be proportionately decreased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time during the Exercise Period, shall combine its shares of Common Stock into a smaller number of shares, the number of shares of Common Stock purchasable upon exercise hereof shall be proportionately reduced and the Exercise price shall be proportionately increased, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

          (c) Dividends and Distributions. If the Company at any time shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the Holder shall, without additional cost, be entitled to receive upon any exercise hereof, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

          (d) Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the revised Exercise Price thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

     Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

          (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

          (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

          (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

          (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the

Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

     Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

     Section 7.     Amendment and Waiver.

          (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

          (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     Section 8.     No Fractional Warrant Shares.   The Company shall not be
required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

     Section 9.     Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

     Section 10. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder shall be as set forth on Schedule A to the Subscription Agreement dated as of the Date of Issuance between the Company and the Purchasers named therein, and the address and telecopy number for the Company are:

     If to Company:      The Kafus Capital Corporation
                         6 Eva Road, Suite 600
                         Toronto, Ontario
                         Canada  MA9 2A8
                         Attention: Chief Financial Officer
                         Facsimile: (416) 695-3004

     Section 11. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

     Section 12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK.

     Section 13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of July 16, 1997.

[SEAL]                        THE KAFUS CAPITAL CORPORATION


Attest:____________           By:_________________________
                              Name:_______________________
                              Title:______________________

                                   EXHIBIT A
                                      TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                         The Kafus Capital Corporation


     The undersigned holder hereby exercises the right to purchase _______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith undertakes to make payment in full of the Exercise Price of such shares or to withdraw this notice of exercise, in accordance with the terms of the Warrant.



                                       Name of Holder:

                                       _____________________________

                                       Signature:___________________
                                       Title:_______________________
                                       Address:_____________________
                                       _____________________________
                                       _____________________________

Dated:__________, __.

                                   EXHIBIT B
                                      TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                         The Kafus Capital Corporation


     FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto ________ the right to purchase ________ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.



                                       Name of Holder:

                                       _____________________________

                                       Signature:___________________
                                       Title:_______________________
                                       Address:_____________________
                                       _____________________________
                                       _____________________________

Dated:__________, __.

In the presence of

_____________________________



                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT G
                                   ---------

                           KAFUS CAPITAL CORPORATION

                           RISK DISCLOSURE STATEMENT


          1. This offering is highly speculative and involves a very high degree of risk, including the possible total loss of the funds invested.

          2. The proposed MDF venture is a new, startup operation and may never be profitable. Kafus has no prior experience in such a project.

          3. Kafus presently has limited assets and its common stock trades on the Bulletin Board in an inactive illiquid market. There is no assurance that an active, liquid trading market will ever develop in the Common Shares. Furthermore, no public market exists for the Preference Shares or the Warrants.

          4. The future prospects of Kafus are materially dependent upon the successful construction and operation of the MDF facility, as to which there cannot be any assurances. Unexpected delays and unforeseen problems may occur, and future market trends which cannot be predicted may adversely affect future revenues and profits, if any.

          5. This offering is being made by Kafus to accredited investors believed capable of fending for themselves in evaluating the risks of the proposed investment. No oral statements may be relied upon and the terms of the investment are completely set forth in the written documents, which supersede any prior understandings.

          6. In the event that the Preference Shares are not converted to the Company's Common Stock, the retirement of the Preference Shares will be subject to the availability of funds to the Company at that time and funds may not be available to retire the Preference Shares.

          7. The Company is incorporated, managed and operated outside the United States, in Canada, and the majority of the directors and officers reside outside the United States. As a result, it may not be possible to effect service of process within the United States or enforce United States court judgments against the Company it officers or directors.

          8. The Company has paid no dividend on its Common Stock and it is not anticipated that dividends will be paid on the Common Stock in the foreseeable future.

          9. The Purchasers will be paying in United States dollars, whereas the Company and its affiliates operates and will operate in the future in the United States, Canada and possibly other countries. As a result fluctuation in exchange rates for the Canadian Dollar or other currencies could have a material adverse effect on the Company and or the holders of the Preference Shares.

          10. Purchasers agree to and acknowledge that they have not relied upon any oral statements in making their decision to invest in the Units.

                                 July 16, 1997



Attention:  Garry E. Wong

Wong Hui & Associates
Barristers Solicitors
Suite 720 - 1285 West Broadway
Vancouver, B.C.
V6H 3X8

     Re:  The Kafus Capital Corporation (the "Company")
          US $21,000,000.00 Offering of the Securities
          --------------------------------------------

Dear Sirs:

     We have acted as counsel to the Company, a British Columbia corporation, in connection with the sale of Securities consisting of the Preference Shares, the Warrants, the Additional warrants; and the Shares of the Company, pursuant to the Subscription Agreement dated July 16, 1997, (the "Agreement") among the Company and the purchaser named therein (the "Purchaser"). We are rendering this opinion to you to enable you to render your opinion pursuant to Section 7.0(d) of the Agreement. Initially capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     We have examined executed counterparts, or copies thereof, of the Agreement, and the Registration Rights Agreement. We have also examined such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of representatives of the Company and others and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of

July 16, 1997
Page 2


fact contained therein. Moreover, we have assumed the due authorization, execution and delivery of the Agreement by all parties thereto other than the Company.

     Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that no approval, authorization or other action by or filing with, any governmental authority or, to the best of our knowledge, information and belief, any other Person, is required in connection with the execution and delivery by the Company of the Agreement and the Registration Rights Agreement or the consummation by the Company of the transactions set out therein, except for filings with governmental and regulatory authorities required to perfect exemptions from the qualifications of registration provisions of applicable securities laws.

The foregoing opinion is based on and is limited to the laws of British Columbia and the relevant law of Canada therein.

     This opinion is solely for providing your opinion in connection with the transactions contemplated by the Agreement and may not be quoted, circulated or published, in whole or in party, or furnished for any other purpose without our express prior written consent.



                                      Yours very truly,

                                      SCOTT, BISSETT

                                      Very truly yours,

                                      Bracewell & Patterson, L.L.P.

                                                                       EXHIBIT H



                             WONG HUI & ASSOCIATES
                             BARRISTERS, SOLICITORS
                                                                  *Garry E. Wong
                                                                      *Alvin Hui
                                                  Suite 720 - 1285 West Broadway
                                    Vancouver, British Columbia, Canada, V6H 3X8
                                                           Phone: (604) 732-3898
                                                            Fax: (604) 739.,2821
                                            lnternet E-Mail: wonghui@axionet.com
--------------------------------------------------------------------------------
July 16, 1997                                               File No.: 95-292(11)

Enron Capital & Trade Resources Corp.
1400 Smith Street
Houston, TX
USA 77002

Dear Sirs:

Re:  This Kafus Capital Corporation (the "Company")
     US$21,000,000.00 Offering of Securities (the "Securities")
--------------------------------------------------------------------------------

We have acted as counsel to The Kafus Capital Corporation, a British Columbia corporation (the "Company"), in connection with the sale of the Securities consisting of Series I 10% Convertible Redeemable Preference Shares (the "Series I Preference Shares"), Warrants, Additional Warrants and shares of the Company, pursuant to the Subscription Agreement dated July 1, 1997 (the "Agreement") between the Company and Enron Capital & Trade Resources Corp. (the "Purchase"). We are rendering this opinion pursuant to Section 7.0(d) of the Agreement. Initially capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

We have examined executed counterparts, or copies thereof, of the Agreement, the Registration Rights Agreement and the Shareholders Agreement. We also have examined originals or copies of the articles of incorporation and bylaws of the Company, and such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of representatives of the Company and others and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein. Moreover, we have assumed the due authorization, execution and delivery of the Agreement by all parties thereto other than the Company.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, with all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently being concluded, and to execute, deliver and perform its obligations under the Agreement and Registration Rights Agreement. The Company and each Subsidiary has been qualified and is in good standing to transact business in British Columbia save and except for Signet Industries Ltd., an Alberta corporation, and Kenaf Paper Manufacturing Inc., a Nevada corporation, which do not transact business in British Columbia. The Company and each Subsidiary has been qualified and is in good standing to transact business as a foreign corporation in each jurisdiction where the nature of its business, its ownership or lease of property requires such qualification, except where failure to so qualify will not have a material adverse effect on its business, operations or financial conditions.

2. The Company has taken all requisite corporation action necessary to authorize the execution, delivery and performance of the Agreement and the Registration Rights Agreement. The Agreement and the Registration Rights Agreement have been duly executed and delivered by authorized officers of the Company and each of them constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to or affecting generally the enforcement of creditors' rights or by other equitable principles of general application. The Shareholders' Agreement has been duly executed and delivered by authorized officers of The Samarac Corporation Ltd. ("Samarac") and constitutes a legal, valid and binding obligation of Samarac, enforceable against it in accordance with its terms.

3. The authorized capital stock of the Company consists of 50,000,000 Preference Shares without par value, 15,000 of which have been designated as Series I Preference Shares, none of which are issued and outstanding, and 100,000,000 shares of Common Stock without par value, 17,929,950 of which are issued and outstanding. All issued and outstanding share of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and were issued free of preemptive rights. To our knowledge after due inquiry, there are no other outstanding rights of first refusal, preemptive rights or other rights, warrants, options, conversion privileges, subscriptions or other rights or agreements, either directly or indirectly granting to any Person the right to purchase or otherwise acquire, or obligating the Company to issue, any equity securities of the Company with the exception of:

     (a) the Series I Preference Shares, Warrants and Additional Warrants, and agreement to sell shares pursuant to the Agreement;

     (b)  outstanding warrants to purchase 2,143,393 shares;

     (c) options to purchase a total of 4,987,146 shares of Common stock granted to 40 employees pursuant to benefit plans duly adopted by the Company;

     (d) the right of Enron Capital & Trade Resources Corp. ("Enron") to acquire common shares of the Company pursuant to an Income Participation Certificate Purchase Agreement dated for reference June 1, 1997, between the Company and Enron; and

     (e) the right of Enron to acquire common shares of the Company pursuant to a Deferred Payment Purchase Agreement dated for reference June 1, 1997, between the Company and Enron.

     The authorized and outstanding capital stock of each Subsidiary is as set forth on Schedule 4(e) to the Agreement. All shares of capital stock of each Subsidiary which is owned by the Company or any Subsidiary is owned free and clear of all Liens known to us after due inquiry. Except as set forth in the SEC Reports, to our knowledge after due inquiry, there are no outstanding warrants, options, conversion privileges, subscriptions or other rights or agreements, either directly or indirectly granting to any Person the right to purchase or otherwise acquire, or obligating any Subsidiary to issue, any equity securities. All holders of stock of the Company, whether common or preferred, are not, under the laws of the Province of British Columbia, either directly ,or indirectly, personally liable for acts of the Company, or its officers and directors.

4. The shares and the Series I Preference Shares have been duly authorized and, when issued pursuant to the Subscription Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive rights. The Warrants and Additional Warrants constitute valid obligations of the Company enforceable against the Company in accordance with their terms.

5. The execution and delivery of the Agreement and the Registration Rights Agreement by the Company and the performance by the Company of its obligations thereunder will not violate any provision of any existing law or regulation applicable to the Company, or any order, judgment, award or decree, known to us after due inquiry, of any court, arbitrator or governmental authority applicable to the Company or any of its Subsidiaries, the articles of incorporation or bylaws of, or any securities issued by, the Company or any of its Subsidiaries or violate, conflict with or constitute a default under any material mortgage, indenture, lease, contract or other agreement, instrument or undertaking, known to us after due inquiry, to which the Company or any Subsidiary is a party or by which any of them or their respective assets is bound, and will not result in, or require the creation or imposition of any Lien on any property, assets or revenues of the Company or any of its Subsidiaries pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

6. Neither the Company nor any of its Subsidiaries is in default under any material order, judgment, award or decree, known to us after due inquiry, of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of the Company to perform its obligations under the Agreement or the Registration Rights Agreements.

7. No approval, authorization or other action by or filing with any governmental authority or the best of our knowledge, information and belief, any other Person, is required in connection with the execution and delivery by the Company of the Agreement and the Registration Rights Agreement or the consummation of the transactions set out therein, except for filings with governmental and regulatory authorities required to perfect exemptions from the qualifications of registration provisions of applicable securities laws.

8. No litigation, investigation or administrative proceedings, known to us after due inquiry, of or before any court, arbitrator or governmental authority is pending or threatened against the Company or any of its Subsidiaries

     (a) with respect to the Agreement or the transactions contemplated thereby; or

     (b) that, if adversely determined, could reasonably be expected to constitute a Material Adverse Event except as disclosed in the Company's 1996 Form 20-F.

The foregoing opinion is, with your concurrence, predicated on and qualified in its entirety by the following:

     (a) The foregoing opinion is based on and is limited to the laws of British Columbia and the relevant law of Canada.

     (b) With respect to our opinion as to the enforceability of the Agreement, the Registration Rights Agreement and the Stockholders' Agreement, we express no opinion as to the availability of specific performance or other equitable remedy (regardless of whether such questions is considered in a proceeding in equity or at law). Furthermore, the enforceability of any indemnity or contribution obligation contained in the Agreement or the Registration Rights Agreement may be limited under applicable taw or public policy.

     (c) Whenever our opinion is based on circumstances "known to us after due inquiry", we have relied on certificates of representatives (after discussion of the contents thereof with such representatives) of the Company; the opinion of Scott, Bissett, Canadian securities counsel for the Company, in the case of the opinion in paragraph 7 (a copy of which is annexed hereto); or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. Nothing has come to our attention, however, that has led us to believe that any such certificate or opinion is untrue or inaccurate in any material respect.

     (d) In rendering the opinion herein relating to the absence of any litigation, investigation or administrative proceeding, we express no opinion with respect to the possible effect of administrative and legislative actions and proceedings as to which the Company or one or more of its Subsidiaries is not named a party and investigations of which the Company or one or more of its Subsidiaries has received no written notice.

This opinion is solely for your benefit in connection with the transactions contemplated by the Agreement and may not be quoted, circulated or published, in whole or in part, or furnished to any other person without our express prior written consent.

Yours very truly,

WONG HUI & ASSOCIATES



Per:  Garry E. Wong
GEW/cac
Enclosure

                                 July 16, 1997



Attention:  Garry E. Wong

Wong Hui & Associates
Barristers Solicitors
Suite 720 - 1285 West Broadway
Vancouver, B.C.
V6H 3X8

     Re:  The Kafus Capital Corporation (the "Company")
          US $21,000,000.00 Offering of the Securities
          --------------------------------------------

Dear Sirs:

     We have acted as counsel to the Company, a British Columbia corporation, in connection with the sale of Securities consisting of the Preference Shares, the Warrants, the Additional warrants; and the Shares of the Company, pursuant to the Subscription Agreement dated July 16, 1997, (the "Agreement") among the Company and the purchaser named therein (the "Purchaser"). We are rendering this opinion to you to enable you to render your opinion pursuant to Section 7.0(d) of the Agreement. Initially capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     We have examined executed counterparts, or copies thereof, of the Agreement, and the Registration Rights Agreement. We have also examined such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of representatives of the Company and others and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of

July 16, 1997
Page 2


fact contained therein. Moreover, we have assumed the due authorization, execution and delivery of the Agreement by all parties thereto other than the Company.

     Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that no approval, authorization or other action by or filing with, any governmental authority or, to the best of our knowledge, information and belief, any other Person, is required in connection with the execution and delivery by the Company of the Agreement and the Registration Rights Agreement or the consummation by the Company of the transactions set out therein, except for filings with governmental and regulatory authorities required to perfect exemptions from the qualifications of registration provisions of applicable securities laws.

The foregoing opinion is based on and is limited to the laws of British Columbia and the relevant law of Canada therein.

     This opinion is solely for providing your opinion in connection with the transactions contemplated by the Agreement and may not be quoted, circulated or published, in whole or in party, or furnished for any other purpose without our express prior written consent.



                                      Yours very truly,

                                      SCOTT, BISSETT

                                                                       EXHIBIT I


                                 July 24, 1997



To the Purchaser named
in the Subscription Agreement
referred to below

     Re:  The Kafus Capital Corporation
          US 21,000,000 Offering of Securities
          ------------------------------------

Dear Sirs:

We have acted as special U.S. counsel to The Kafus Capital Corporation, a British Columbia corporation (the "Company"), in connection with the sale of Securities consisting of Shares of Common Stock, Preference Shares, Warrant to purchase Common Stock of the Company and an Additional Warrant to purchase Common Stock of the Company, pursuant to the Subscription Agreement, dated July 16, 1997 (the "Agreement") between the Company and the Purchaser named therein (the "Purchaser"). We are rendering this opinion pursuant to Section 7.0(d) of the Agreement and it is being given solely in connection therewith. Initially capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

In connection with this opinion, we have examined executed counterparts, or copies thereof, of the Agreement, the Registration Rights Agreement and the Shareholders Agreement. We also have examined originals or copies of other documents and records. In addition, we have relied on certificates of representatives of the Company and others and certificates of public officials as to certain matters of fact relating to this opinion and have made such examination of law as we have deemed necessary and relevant to form the basis of the opinions hereinafter expressed. We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness, completeness and accuracy of all statements

July 24, 1997
Page 2


of fact contained therein. We have assumed the documents shown to us are complete and no modifications to any such documents exist. We have assumed that the representations and warranties made by the Purchaser in the Agreement are true and correct. In connection with any opinion regarding the enforceability of any agreement or instrument contained herein, we have assumed the accuracy of all representations and warranties of the Purchaser and the performance by the Purchaser, in accordance with all applicable laws, of the obligations of the Purchaser set forth in such agreements or instruments. Moreover, we have assumed the due authorization, execution and delivery of the Agreement by all parties thereto other than the Company. We have made no independent investigation of such assumptions, but have no reason to believe such assumptions are untrue.

We are members of the bar of the State of New York and we express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the federal laws of the United States as specifically referenced in this opinion. We express no opinions as to the compliance or non-compliance with state securities laws or any federal or state and anti-trust laws. We express no opinion as to the anti-fraud provisions of the federal securities laws. We express no opinion regarding the laws of British Columbia or any other non-U.S. jurisdiction.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Company and each Subsidiary has been qualified and is in good standing to transact business as a foreign corporation in each jurisdiction where the nature of its business, its ownership or lease of property requires such qualification, except where failure to so qualify will not have a material adverse effect on its business, operations or financial conditions.

2. The Agreement and the Registration Rights Agreement have been duly executed and delivered by authorized officers of the Company and each of them constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Shareholders Agreement has been duly executed and delivered by authorized officers of The Samarac Corporation and constitutes the legal, valid and binding obligation of The Samarac Corporation, enforceable against it in accordance with its terms.

July 24, 1997
Page 3


3. Except for the Series I Preference Shares and the Warrant to purchase Common Stock and the Additional Warrant to purchase Common Stock and the Shares; outstanding warrants to purchase 2,143,393 shares, if exercised; options to purchase a total of 4,987,146 shares of Common Stock granted to 40 employees pursuant to benefit plans duly adopted by the Company; the right of Purchaser to acquire common shares of the Company pursuant to an Income Participation Certificate Purchase Agreement dated for reference June 1, 1997, between the Company and Purchaser; the right of Purchaser to acquire common shares of the Company pursuant to a Deferred Payment Purchase Agreement dated for reference June 1, 1997, between the Company and Purchaser; and the right of the Company to purchase 5,000 Preference Shares; to our knowledge after due inquiry, there are no other outstanding rights of first refusal, preemptive rights or other rights, warrants, options, conversion privileges, subscriptions or other rights or agreements, either directly or indirectly granting to any Person the right to purchase or otherwise acquire, or obligating the Company to issue, any equity securities of the Company. To the best of our knowledge, information and belief and after due inquiry, the authorized and outstanding capital stock of each U.S. Subsidiary is as set forth on Schedule 4(e) to the Agreement. All shares of capital stock of each U.S. Subsidiary which is owned by the Company or any Subsidiary is owned free and clear of all Liens known to us after due inquiry. To the best of our knowledge, information and belief after due inquiry, there are no outstanding warrants, options, conversion privileges, subscriptions or other rights or agreements, either directly or indirectly granting to any Person the right to purchase or otherwise acquire, or obligating any U.S. Subsidiary to issue, any equity securities, except as set forth in SEC Documents.

4. The Warrant and the Additional Warrant constitute valid obligations of the Company enforceable against the Company in accordance with their terms under the law of the State of New York.

5. The execution and delivery of the Agreement and the Registration Rights Agreement by the Company and the performance by the Company of its obligations thereunder will, in our opinion, not violate any provision of any existing federal law applicable to the Company, or any order, judgment, award or decree, known to us after due inquiry, of any court, arbitrator or governmental authority applicable to any of the Company's U.S. Subsidiaries.

6. No approval, authorization or other action by or filing with, any federal and state governmental authority is required in connection with the offer and sale of

July 24, 1997
Page 4

     the Securities contemplated by the Agreement, except for filings required pursuant to federal and state securities laws, which the Company represents to us will be made after the Closing.

7. No litigation, investigation or administrative proceeding, known to us after due inquiry, of or before any court, arbitrator or governmental authority is pending or threatened against the Company or any of its Subsidiaries (a) with respect to the Agreement or the transactions contemplated thereby or (b) that, if adversely determined, could reasonably be expected to constitute a Material Adverse Event, except as disclosed in the Company's 1996 Form 20-F.

     The foregoing opinion is, with your concurrence, predicated on and qualified in its entirely by the following:

     (i) The foregoing opinion is based on and is limited to the laws of the State of New York, and the relevant federal securities laws of the United States of America.

     (ii) With respect to our opinion as to the enforceability of the Agreement, the Registration Rights Agreement, Shareholders Agreement, the Additional Warrant and the Warrant, we express no opinion as to the availability of specific performance or other equitable remedy (regardless of whether such question is considered in a proceeding in equity or at law), and such opinion is subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting generally the enforcement of creditors' rights and remedies, and to equitable principles, including defenses. Furthermore, the enforceability of any indemnity or contribution provisions contained in the Agreement or the Registration Rights Agreement may be limited under applicable law or public policy, and we express no opinion as to the effect federal or state securities laws may have in limiting the enforceability of such provisions.

     (iii) Whenever our opinion is based on circumstances known to us "after due inquiry," we have relied on certificates of representatives (after discussion of the contents thereof with such representatives) of the Company or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. Nothing has come to our attention, however, that has led us to believe that any such certificate is untrue or inaccurate in any material respect.

     (iv) Except as described herein, we have made no special investigation or review of any judgments, decrees, franchises, certificates, or the like, and have made no independent

July 24, 1997
Page 5


search of the records of any judicial authority or governmental agency. In addition, we have made no examination or investigation to verify the accuracy or completeness of any disclosure information furnished to you and express no opinion with respect thereto.

     (v) Our opinions below are limited strictly to the opinions expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

     (vi) Other than the Company, no party to the transactions contemplated by the Agreement or the Registration Rights Agreement, or any document or agreement relating thereto, is subject to any statute, rule or regulation or to any impediment to which contracting parties are generally not subject that require the Company or such party to obtain the consent, approval, authorization or other order, or to make a declaration or filing with, any governmental authority.

     (vii) As to factual matters, we have relied upon the truth and accuracy of the representations and warranties of the Purchasers, and have assumed compliance with the agreements and covenants of the Purchasers, all as set forth in the Agreement, without undertaking to verify such matters by independent investigation. We have additionally relied upon statements and representations of officers of the Company in certificates furnished to us (after discussion of the contents thereof with such representatives), without undertaking to verify such matters by independent investigation. Nothing has come to our attention, however, that has led us to believe that any such certificate is untrue or inaccurate in any material respect.

     (viii) In rendering the opinion herein relating to the absence of any litigation, investigation or administrative proceeding, we express no opinion with respect to the possible effect of administrative and legislative actions and proceedings as to which the Company or one or more of its Subsidiaries has received no written notice.

     This opinion is given as of the date hereof, and we assume no obligation to advise you of changes, in fact or law, that may hereafter be brought to our attention. This opinion represents the judgment of this law firm and is not a warranty or guaranty and shall not be construed as such. This opinion is solely for your benefit in connection with the offer and sale of the Units contemplated by the Agreement and may not be quoted, circulated, or published, in whole or in part, or furnished to any other person without our express prior written consent. No one other than you is entitled to rely on this opinion. This opinion is

July 24, 1997
Page 6

rendered solely for purposes of the offer and sale of the Units contemplated by the Agreement and should not be relied upon for any other purpose.



                                              Sincerely,

                                              SIROTA & SIROTA LLP

                       EXHIBIT K:  SHAREHOLDER AGREEMENT
                       ---------------------------------



Enron Capital & Trade Resources Corp.
1200 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

          This Letter Agreement is being delivered to you by The Samarac Corporation, a Canadian corporation (the "Stockholder") pursuant to Section 7.0(i) of the Subscription Agreement referred to below. It is understood that Enron Capital & Trade Resource Corp., a Delaware corporation ("ECT"), is relying on this letter in making its decision to purchase the Securities referred to below.

          1. Introduction. The Kafus Capital Corporation (the "Company") has entered into a Subscription Agreement, dated as of July 16, 1997 (the "Subscription Agreement"), with ECT, pursuant to which ECT has agreed to purchase from the Company, and the Company has agreed to sell to ECT. The execution and delivery of this Shareholder Agreement is a condition to the consummation by ECT of the purchase of the Securities pursuant to the Subscription Agreement.

          2.   Definitions.   Initially capitalized terms used but not defined
herein have the meanings ascribed to them in the Subscription Agreement. As used herein, the following terms shall have the meanings set forth below.

     "Common Stock" means the Common Stock, without par value, of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Restricted Period" has the meaning specified therefor in Section 3 of this Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Shares"  has the meaning specified therefor in Section 3 of the Agreement.

          3. Agreement by the Stockholder. The Stockholder represents and warrants to ECT that, as of the date hereof, such Stockholder is the beneficial owner (as defined under Rule 13d-3 promulgated by the SEC under the Exchange
Act) of the number of shares of Common Stock set forth on Annex A to this Shareholder Agreement (the "Shares"). The Stockholder owns the Shares free and clear of all Liens. The Stockholder agrees that it will not sell more than 5% of the Shares during any period of 12 consecutive months during the period commencing on the date hereof and ending on the third anniversary of the date of this Shareholder Agreement (the "Restricted Period"). In addition, the Stockholder covenants and agrees with ECT that (i) in the event any applicable law, rule or regulation (including any regulation of any securities exchange on which the Common Stock is or becomes traded) requires that the conversion of the Preference Shares or the exercise of any Warrants or Additional Warrants be approved by the Board of Directors or the shareholders of the Company, or (ii) Purchaser requests that its designee be elected as a director of the Company, as contemplated by Section 6.0 of the Subscription Agreement, then the Stockholder, in each case, shall vote all of the Shares owned by the Stockholder in favor of any such proposal, and shall take such other actions as may reasonably be necessary to allow such conversion or exercise or to elect any such designee submitted for election to the shareholders, at the earliest practicable time.

            4. Communications. All notices and demand provided for hereunder shall be in writing, by telecopy (confirmed by overnight courier), air courier guaranteeing overnight delivery or personal delivery, to the following respective addresses:

          to ECT:

          Enron Capital & Trade Corp.
          1400 Smith Street
          Houston, Texas  77002
          Attention:
          Telecopier:


          to The SAMARAC Corporation:

          1155 Robson Street
          Vancouver, British Columbia
          V6E, Canada
          Attention: Mr. Ken Swaisland
          Telecopier: (604) 685-2426

or to such other address as such Person may designate in writing. All such notices and communications and all notices and communications shall be deemed to have been duly given at the time delivery by hand if personally delivered; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

            5. Binding Effect: Assignment. This Shareholder Agreement shall be binding upon the Stockholder and its respective successors and permitted assigns. Except as expressly provided in this Shareholder Agreement, this Shareholder Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Shareholder Agreement, and their respective successor and permitted assigns.

            6. Governing Law. The laws of the state of New York, U.S.A. will govern this Shareholder Agreement, without regard to principles of conflicts of laws.

            7. Severability of Provisions. Any provision of this Shareholder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

            8. Headings. The Section headings used or contained in this Shareholder Agreement are for convenience of references only and shall not affect the construction of this Shareholder Agreement.

          IN WITNESS WHEREOF, the Stockholder has executed this Shareholder Agreement, effective as of the ___ day of July, 1997.



                                      THE SAMARAC CORPORATION

                                      By:_________________________

                                      Name:_______________________

                                      Title:______________________

                                    ANNEX A
                                    -------


                                      Number of Shares of
       Record Owner                   Common Stock of Company
       ------------                   -----------------------

       The SAMARAC Corporation          10,000,324 (55.87%)

                                                                       EXHIBIT L
                                 July 16, 1997



The Kafus Capital Corporation
6 Eva Road
Toronto, Ontario
Canada

Gentlemen:

This letter is written in connection with, and in fulfillment of a condition to, the consummation of the transactions contemplated by the Subscription Agreement dated as of July 16, 1997, between The Kafus Capital Corporation, a British Columbia corporation (the "Company"), and Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement. In consideration of the execution, delivery and performance by the Company of its obligations under the Subscription Agreement, ECT hereby agrees as follows:

1. ECT agrees, with respect to 5,000 Preference Shares (the "Shares"), that it will not exercise its right to convert such Shares into shares of Common Stock of the Company prior to January 16, 1998 (the "Determination Date"), without the prior written consent of the Company.

2. In the event (i) the trade weighted average of the prices for the Common Stock during any period of 30 consecutive days ending on or prior to the Determination Date (a "Measurement Period") exceeds U.S. $7.00 per share (such price to be appropriately adjusted for any stock split, reverse stock split or similar recapitalization after the date hereof) and (ii) the Common Stock is listed on a U.S. national securities exchange or the NASDAQ National Market throughout such 30-day period, then the Company shall have the right (but shall

The Kafus Corporation
July 16, 1997
Page 2



     have no obligation), to purchase from ECT any or all of the Shares for a cash purchase price equal to U.S. $1,200 per Share, plus all dividends accrued (whether or not declared) on the Shares (collectively, the "Purchase Price"). To exercise its right to purchase the Shares pursuant to this paragraph 2, the Company shall, within 10 days following a Measurement Date in which the conditions specified in (i) and (ii) above are satisfied, notify ECT of such election. The Company may make only one election to purchase Shares hereunder. The consummation of any purchase of the Shares upon an exercise of the rights hereunder (the "Closing") shall take place at the offices of ECT, on the 5th Business Day following the receipt by ECT of such notice from the Company. At the Closing (a) ECT shall deliver to the Company certificates representing the Shares, duly endorsed in blank or accompanied by stock powers executed in blank and (b) the Company shall deliver to ECT by wire transfer an amount equal to the Purchase Price for the Shares purchased.

     Nothing herein shall be deemed to limit in any way the ability of ECT to convert any Preference Shares other than the Shares or its ability to sell or transfer the Shares to an Affiliate of ECT or, upon receipt of the prior written consent of the Company, which will not be unreasonably withheld, to any other Person who agrees in writing to be bound by the terms hereof.
     The Company may assign its rights hereunder to (i) SAMARAC Corporation or
     (ii) any other Person, provided in the case of (ii) the Company has obtained the prior written consent of ECT to such transfer (which will not be unreasonably withheld). This letter agreement shall terminate and the Company shall have no further rights hereunder as of the Determination Date, unless extended by the parties in writing.


                                                Very truly yours,


                                                ENRON CAPITAL & TRADE
                                                RESOURCES CORP.

The Kafus Corporation
July 16, 1997
Page 2




                                                By:________________________
                                                Name:______________________
                                                Title:_____________________

                                 SCHEDULE 4(E)
                                 -------------

                             SUBSIDIARY SCHEDULE/*/



                                                                COMPANY
                                        JURISDICTION OF          STOCK
        SUBSIDIARY                      INCORPORATION          OWNERSHIP
---------------------------          -------------------      -----------

1. Cameron Strategic Planning Ltd.    British Columbia            100%
2. 498494 B.C.                        British Columbia            100%
3. Kenaf Paper Manufacturing, Inc.    Nevada, U.S.A.             82.5%
4. Signet Industries Ltd.             Province of Alberta          **
5. Paramount Agencies Ltd.            British Columbia             ***
6. Kafus Environmental Industries     London, England              90%


__________________
* This Schedule includes the Company's wholly or partially-owned active Subsidiaries as of the date of the Subscription Agreement.

** Cameron Strategic Planning Ltd. is the owner of 59% of the voting shares of Signet Industries Ltd. The Company is the owner of 11% of the voting shares of Signet Industries Ltd.

*** The Company has no direct interest in Paramount. Signet Industries Ltd. is the owner of 75% of the voting shares of Paramount.

                                SCHEDULE 4 (F)
                                --------------

                                  LITIGATION
                                  ----------

       Litigation. A legal action was commenced against the Company during the fiscal year 1996, in the Supreme Court of Canada, Case #960913, and certain directors by Atlas Capital Group Ltd. in the amount of $1,414,013 relating to a finder's fee agreement, dated May 10, 1995, between Giant Bay Resources Ltd. and Atlas. The defendants have filed a defense and counterclaim denying liability. It is not possible to determine at the present time what the outcome of this action might be. No provision has been made for it in the accounts of the Company. If any loss should occur as a result of the resolution of this matter, such loss would be charged to operations in the period in which the settlement occurs. In February 1996, the Company entered into a public relations consulting contract with Thomas E. Waite & Associates Inc. ("Waite"). As part of that contract, Waite agreed to subscribe for 400,000 shares of the Company's stock at $1.90 per share, 200,000 of which were subject to a performance escrow. The contract was canceled in April 1996 and subsequently, the matter went to arbitration. The American Arbitration Associate ("AAA") ruled in favor of the Company, as respondent in the matter, and ordered that Waite return 175,000 shares to the Company and repay $7,449 in over-billing for services. Following the AAA ruling, Waite appealed the matter to a Federal Court in Florida where it is currently under review. No provision has ben made for this matter in the accounts of the Company. If any loss should occur as a result of the resolution of this matter, such loss would be charged to operations in the period in which the settlement occurs.